Third Draft
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               Filed June 29, 2000

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x] Preliminary Proxy Statement        [ ] Confidential, For Use of
[ ] Definitive Proxy Statement             the Commission Only (as
[ ] Definitive Additional Materials        permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             APPLE HOMES CORPORATION
                (Name of Registrant as Specified in its Charter)

Note: This filing relates to the proposed merger of Bravo.com Acquisition Corp. and PlayRadio.net Acquisition Corp. into Registrant and the sale of substantially all of Registrant's assets to Apple Homes Acquisition Corp.

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Registrant's Common Stock, $.002 par value per share

     (2)  Aggregate number of securities to which transaction applies:

          20,000,000 shares of Registrant's Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11(set forth the amount on which the filing fee is calculated and state how it was determined)

          $3.07 per share, based on the average of the bid and asked prices quoted for Registrant's Common Stock on the OTC Bulletin Board on June 22, 2000.

     (4)  Proposed maximum aggregate value of transaction:

          $62,900,000 ($3.07 per share times 20,000,000 shares of Registrant's Common Stock, plus the $1,500,000 purchase price of Registrant's assets)

     (5)  Total fee paid:

          $12,580

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement no.:
     (3)  Filing Parties:
     (4)  Date Filed:

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                             APPLE HOMES CORPORATION

Time:
         10:00 AM Eastern Daylight Time

Date:
         August 21, 2000

Place:
         Company Headquarters
         124 North Belair Road
         Evans Georgia 30809
         (tel.-706-650-2015)

Purpose:
          o Vote on proposed merger of Apple, Bravo and PlayRadio and sale of assets to Apple Homes Acquisition Corp. A vote in favor will also
               (i) approve amendments of Apple's certificate of incorporation to increase the number of authorized shares of Apple common stock to 60 million and change Apple Homes name to LetterPath, Inc. and
               (ii) elect five new directors designated by Bravo and PlayRadio.

          o    Conduct other business if properly raised at the meeting.

Voting and
Attendance:
          Only shareholders of record of Apple Common Stock on June 30, 2000 may vote at the meeting. Shareholders or their proxies may attend the meeting.

Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

This notice and proxy statement is being mailed to shareholders on July 21, 2000

/s/ Laura H. Rollins
--------------------
Laura H. Rollins, Secretary

           QUESTIONS AND ANSWERS ABOUT THE MERGER AND SALE OF ASSETS
           ---------------------------------------------------------

Q:   When and where is the shareholder meeting?

A: The shareholders' meeting will take place on August 21, 2000 at 10:00 AM at Apple's headquarters, 124 North Belair Road, Evans Georgia.

Q:   What do I need to do now?

A: Mail your signed proxy card in the enclosed return envelope, so that your shares may be represented at your meeting. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. Apple's Board of Directors recommends that you vote in favor of the merger and sale of assets.

Q:   What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to Apple. You can also attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Laura H. Rollins, Secretary of Apple, at the address stated above.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger and sale of assets. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:   When you do expect the merger and sale of assets to be completed?

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger on or about August 21, 2000.

Q: Who do I call if I have questions about the meeting or the merger and sale of assets?

A:   Call Laura H. Rollins, Secretary of Apple, at (706) 650-2015

                                     SUMMARY
                                     -------

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and sale of assets more fully and to obtain a more complete description of their legal terms, you should read this document carefully.

The Proposed Merger and Sale of Assets

The Boards of Directors of Apple Homes Corporation ("Apple"), Bravo.com Acquisition ("Bravo") and PlayRadio.net Acquisition Corp. ("PlayRadio") have approved a merger agreement which provides for the combination of the three companies and the simultaneous sale of Apple's existing assets and business to Apple Homes Acquisition Corp. ("AHAC "). We believe the merger and sale of assets will create substantially more value and opportunity for Apple shareholders than would otherwise be possible if Apple were to continue to operate its current business.

In the merger, Bravo and PlayRadio stockholders will receive one share of Apple Common Stock for each share of Bravo or PlayRadio stock they own. Apple shareholders will continue to own their existing shares after the merger. The 20 million shares of Apple Common Stock issued to Bravo and PlayRadio shareholders will represent approximately 90.5% of Apple's outstanding Common Stock after the merger, and the 2,101,367 shares held by current Apple shareholders will represent approximately 9.5%.

In the sale of assets, Apple will transfer all of its existing assets to AHAC, which will pay $1,500,000 and assume Apple's liabilities (other than $412,500 of Apple's outstanding convertible debentures and the obligation to issue its common stock on conversion of such debentures and exercise of Apple's existing 2,913,872 warrants).

We are asking shareholders of Apple to approve the merger and sale of assets. We cannot complete the merger or sale of assets unless holders owning a majority of Apple's outstanding common stock approve them.

For a detailed discussion of the terms of both transactions, see page 9.

Participants in the Merger

Apple is engaged in the retail sale of manufactured housing, currently operating through 13 sales centers located in Augusta and other cities in northeast Georgia and adjacent areas of South Carolina.

Bravo consists of three divisions: Calvander, NetworkArts and LetterPath:

     Calvander develops proprietary systems from which it customizes, maintains and hosts web pages and business systems for companies doing business on the Internet.

     NetworkArts designs, develops and maintains websites as agent for its clients. It has recently combined with Calvander to provide together internet support services for the clients of both companies.


     LetterPath has developed a patent-pending process that converts e-mail transmissions to professional quality paper letters and other documents that are delivered by the postal service more cheaply than express mail or overnight courier services and more efficiently than standard first class mail.

PlayRadio consists of two divisions: PlayRadio.net and MoneyLink Capital.

     PlayRadio.net broadcasts radio channels through the internet and provides its customers with information on music artists, concerts and PlayRadio contests and opportunities to buy music through affiliated websites such as Amazon.com and CDNow.com.

     Moneylink Capital has the rights to an internet site through which it processes and prepares mortgage applications online for submission to mortgage lenders in a single application filing. It is anticipated that in the near future this process will be expanded to also permit confirmation of mortgage commitments by the lenders.

For a more detailed discussion of Apple, see its Annual Report on Form 10-K which accompanies this proxy statement. For a more detailed discussion of Bravo and PlayRadio and their principals, see page 27.

Reasons for the Merger and Sale of Assets

Despite our best efforts, Apple's mobile home retail sales business has not been able to turn a significant profit during its eight year existence, and the prospect for making such profits in the near term are, in our opinion, not good. We believe that by merging with Bravo and PlayRadio and gaining access to their technologies and by selling its present business and investing the proceeds in these technologies, our shareholders will have a much greater chance to realize value on their shares than by continuing Apple's current operations. Of course, this will depend on the ability of management of Bravo and PlayRadio, who will be running Apple following the merger, to realize fully the potential of their technologies. To review the reasons for the merger in greater detail, see page 10.

Risk Factors in the Merger and Sale of Assets

In undertaking the merger and sale of assets, Apple will be taking several substantial risks, some of which are summarized at page 12.

Merger Recommendations to Shareholders

Apple's Board of Directors believes that the merger and sale of assets is fair to you and in your best interest and recommends that you vote FOR the transactions.

The Merger Agreement

The Agreement and Plan of Merger and Sale of Assets is described in detail on page 23 and a copy is attached as Annex A to this proxy statement. We encourage you to read this agreement as it is the legal document that governs the proposed transactions.

What Bravo and PlayRadio Shareholders Will Receive

As a result of the merger, Bravo and PlayRadio shareholders will receive one share of Apple common Stock for each share of Bravo and PlayRadio they own.

Comparative Per Share Market Price Information

On June 22, 2000, Apple Common Stock was quoted on the OTC Bulletin Board at $2.63 bid and $3.25 asked. The stock of Bravo and PlayRadio is privately held by a total of 51 shareholders and there is no public market for it. The shareholders of Bravo and PlayRadio acquired their shares in those companies in April, 2000 for an average cost of $0.024 per share.

Ownership of Apple After the Merger

Apple will issue a total of 20 million shares of its Common Stock to Bravo and PlayRadio shareholders in the merger. These shares will represent approximately 90.5% of the outstanding Apple Homes common stock after the merger. In addition, Apple will continue to have outstanding $412,500 in debentures convertible into 208,500 shares of Apple Common Stock and 2,913,872 warrants each of which may be exercised to purchase one share of Apple Common Stock. The warrants are exercisable at $6.50 per warrant and expire on December 31, 2001.

Shareholder Vote Required to Approve the Merger

Approval of the merger and sale of assets requires a majority of the votes cast by holders of Apple Common Stock voting as a single class. The Bravo and PlayRadio shareholders have already approved the merger.

Appraisal Rights

Holders of Apple Common Stock have dissenters' appraisal rights under Delaware law allowing them to seek payment for their shares from Apple at the appraised value of the shares. For an explanation of these rights, see page 16.

Board of Directors of Apple After the Merger

Under the terms of the Merger Agreement, Apple's Board of Directors following the merger will consist of the following officers and shareholders of Bravo and
PlayRadio: Ed Tyler, David Cymrot, Nick Tsismenakis, Hiram Dixon Settle III and Ray E. Shain. By voting for the merger, you will, in effect, be voting to permit these persons to direct Apple. A description of each prospective director is included at page 38.

Interest of Officers and Directors in the Merger

When you consider our recommendation that Apple shareholders vote in favor of the merger, you should be aware that some Apple officers and directors have interests in the merger that are different from and in addition to yours. For further details on these interests, see page 22.

Accounting Treatment

Based on the advice we have received from the independent auditors for Apple and Bravo and PlayRadio, we intend to account for the merger under the purchase method of accounting for business combinations. For a more detailed description of this accounting treatment, see page 13 and the pro forma consolidated condensed financial statements on page 17.

Material Federal Income Tax Consequences of the Merger

Based upon the advice of our counsel, the merger has been structured as a "tax-free reorganization" for federal income tax purposes and Apple will not recognize any gain or loss on its consummation. The sale of Apple's assets to AHAC is a taxable transaction on which Apple will recognize gain or loss, depending on its basis in the assets being transferred in the sale. However, as a shareholder of Apple, you will not recognize any gain or loss as a result of either transaction. For a more complete description of these tax consequences, see page 14.

Conditions to Completion of the Merger and Sale of Assets

The completion of the merger and sale of assets depends upon meeting a number of conditions, including the following:

     o    the shareholders of Apple must approve the transactions.
     o the assets transferred by Apple in the sale of assets must include not less than $600,000 in cash or cash equivalents.
     o there must be no action or threatened action pending by any court or governmental agency to prevent or modify the terms of the transactions.
     o E. Samuel Evans and Bryce Batzer, two of the directors and principal stockholders, must enter into agreements (described in Exhibit E to the Merger Agreement) limiting and restricting sale of their Apple shares following the merger and sale of assets.
     o Mr. Evans's obligations under his existing personal guarantees of debt and performance by Apple and the Apple subsidiaries must be terminated.
     o the representations and warranties made by each of the parties to the Merger Agreement must be materially accurate as of the closing.
     o There must be no material adverse change in the business, assets, liabilities or prospects of any of the parties.

Regulatory Approvals

No regulatory approvals are needed in order to complete the merger and sale of assets.

Opinion as to Fairness of Transactions

Apple has not solicited or obtained an independent appraisal of the assets, business or prospects of Bravo, PlayRadio or any of its constituent divisions or the technologies they own and operate. The fairness of the terms of merger and sale of assets have been determined solely by Apple's Directors in their best judgment, based on the factors discussed at page 22.

                        SELECTED HISTORICAL AND PRO FORMA
                                 FINANCIAL DATA

How We Prepared this Data

We are providing you with the following information to aid you in your analysis of the financial aspects of the merger and sale of assets. We derived this information from the audited financial statements of Apple for the fiscal years ended March 31, 1998, 1999 and 2000 and from the audited combined financial statements of Bravo's three divisions, Calvander, NetworkArts and LetterPath for the year ended December 31, 1998 and 1999 and their unaudited combined financial statements for the three months ended March 31, 1999 and 2000. Bravo was formed in April 2000 and merged with Calvander, NetworkArts and LetterPath. PlayRadio did not exist or have any operations prior to April 2000.

The unaudited pro forma condensed combined financial data combine the results of operations for Apple, Bravo and PlayRadio for the year ended March 31, 2000, and the balance sheets of Apple, Bravo and PlayRadio as of March 31, 2000. This pro forma data gives effect to the merger and sale of assets as if they had occurred on that date and are treated as a purchase of assets with estimated related costs of carrying out the merger and sale of assets (including accounting and legal expenses and filing fees) of approximately $ 100,000. This information is for illustrative purposes only. You should not rely on this pro forma data as being indicative of the results that would have been achieved had the parties always been combined or the future results that they will experience after the merger and sale of assets.

The information is only a summary and you should read it together with the complete audited and unaudited combined financial statements and related notes of Calvander, NetworkArts and LetterPath reported in this proxy statement beginning at page F-1, and Apple's historical financial statements and related notes contained in its Annual Report on Form 10-K for its fiscal year ended March 31, 2000 which the Company has filed with the Securities and Exchange Commission and a copy of which is incorporated by reference in this statement and is being delivered to you herewith.

HISTORICAL FINANCIAL DATA FOR APPLE HOMES CORPORATION

                                            YEAR ENDED MARCH 31,
                                     1998           1999          2000
                                  ---------------------------------------
SMT OF OPERATIONS DATA
----------------------
NET SALES (REVENUE)               25,615,535     33,776,250    32,802,779
NET INCOME (LOSS)                    (78,591)       104,304       (89,262)
INCOME (LOSS) PER COMMON SHARE         (0.05)          0.05         (0.04)
WEIGHTED AVG SHARES O/S            1,491,423      1,925,012     2,091,726

BALANCE SHEET DATA
------------------
WORKING CAPITAL (DEFICIT)            613,752      1,461,031     1,175,064
TOTAL ASSETS                       8,349,793     12,924,624    13,394,455
LONG TERM OBLIGATIONS                491,508      1,054,316     1,237,756
SHAREHOLDERS' EQUITY               1,581,996      2,309,150     2,231,528


HISTORICAL COMBINED FINANCIAL DATA FOR CALVANDER, NETWORK ARTS AND LETTERPATH


                                         YEAR ENDED                  THREE MONTHS
                                         DECEMBER 31,               ENDED MARCH 31,
                                     1998           1999           1999         2000
                                  -------------------------     ------------------------
SMT OF OPERATIONS DATA
----------------------
NET SALES (REVENUE)                  106,759        519,225         62,998       426,908
NET INCOME (LOSS)                     (1,079)      (100,373)         7,947        94,900
INCOME (LOSS) PER COMMON SHARE          --            (0.01)          --            0.01
WEIGHTED AVG SHARES O/S**         10,000,000     10,000,000     10,000,000    10,000,000


**Earnings per share have been calculated based on 10,000,000 shares outstanding, the number of shares that will be outstanding upon the formation of Bravo.


BALANCE SHEET DATA
------------------
WORKING CAPITAL (DEFICIT)                N/A      (142,423)            N/A       (57,750)
TOTAL ASSETS                             N/A       313,219             N/A       404,369
LONG TERM OBLIGATIONS                    N/A          --               N/A        11,000
SHAREHOLDERS' EQUITY                     N/A        54,789             N/A       175,689


SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                    12 MONTHS ENDED
                                                     MARCH 31, 2000
                                                     --------------
SMT OF OPERATIONS DATA
----------------------
NET SALES (REVENUE)                                      883,135
INCOME (LOSS) FROM OPERATIONS                            (54,670)
OTHER INCOME (LOSS)*                                  (5,395,378)
NET INCOME (LOSS)                                     (5,450,048)
INCOME (LOSS) PER COMMON SHARE                             (0.25)
WEIGHTED AVG SHARES O/S                               22,091,726

*The other loss indicated in the pro forma represents the cost of acquisition of the merger

BALANCE SHEET DATA
------------------
WORKING CAPITAL (DEFICIT)                              1,327,615
TOTAL ASSETS                                           1,904,369
LONG TERM OBLIGATIONS                                    423,500
SHAREHOLDERS' EQUITY                                   1,148,554


APPLE HISTORIC PER COMMON SHARE DATA

                                           YEAR ENDED MARCH 31,
                                      1998         1999        2000
                                     -------------------------------
NET INCOME (LOSS) PER SHARE          (0.04)        0.05       (0.05)
CASH DIVIDENDS PAID                    --           --          --
NET ASSETS PER SHARE                  0.88         1.10        1.06

CALVANDER, NETWORK ARTS AND LETTERPATH COMBINED HISTORIC PER COMMON SHARE DATA

                                         YEAR ENDED             THREE MONTHS
                                         DECEMBER 31,          ENDED MARCH 31,
                                      1998         1999       1999         2000
                                      -----------------       -----------------
NET INCOME (LOSS) PER SHARE**          --         (0.01)       --          0.01
CASH DIVIDENDS PAID                    --           --         --           --
NET ASSETS PER SHARE**                 N/A          --         N/A         0.02

**Per share calculations assume 10,000,000 shares outstanding.


APPLE, BRAVO AND PLAYRADIO PRO FORMA PER COMMON SHARE DATA

                                     12 MONTHS ENDED
                                     MARCH 31, 2000
                                     --------------
NET INCOME (LOSS) PER SHARE**            (0.25)
CASH DIVIDENDS PAID                        --
NET ASSETS PER SHARE**                    0.05

**Per share calculations assume 22,101,367 shares outstanding

                             THE MERGER TRANSACTION
                             ----------------------


General

At the shareholders' meeting, holders of Apple Common Stock will be asked to vote upon approval of (i) the proposed merger of Bravo and PlayRadio into Apple and the related issuance of 20 million shares of Apple Common Stock to the holders of Bravo and PlayRadio common stock; and (ii) the proposed sale of Apple's existing business and substantially all of its assets to and the assumption of its liabilities (other than its obligations under its outstanding convertible debentures and warrants) for $1.5 million, pursuant to the terms of the Merger Agreement. By their votes in favor of this proposal the Apple shareholders will also be approving amendments to the Apple certificate of incorporation increasing the number of authorized shares of Apple Common Stock to 60 million shares and changing Apple's name to LetterPath, Inc. as well as the election of five new directors, designated by Bravo and PlayRadio, to replace the current directors of Apple.

The merger and sale of assets will not be completed and the amendments to Apple's certificate of incorporation and election of new directors unless the holders of a majority of the outstanding Apple Common Stock vote in favor of them.

Background of the Transactions

On or about April 3, 2000, Apple's management was approached by Robert Shatles, representing several of its large stockholders (including some who had purchased blocks of its shares from the Company in 1998 at a price of $5 per share), with a proposal that it consider a sale of its business and a reinvestment of the proceeds of the sale in other more promising business ventures.

Specifically, Mr. Shatles suggested that Apple consider a merger of the Company with companies controlled by himself and Thomas Kontogiannis, a New York businessman, including Calvander, NetworkArts, LetterPath, PlayRadio. net and Moneylink Capital. These companies all have the common theme of internet operations and, in the case of LetterPath, a new exciting technology involving the use of the internet to distribute letters and other printed documents through the mail and express courier services on a one day delivery schedule and at a faster and cheaper rate then is now possible.

The purpose of the transaction would be to provide an enhanced ability for the new ventures with which Apple would be combining to raise capital to promote their business while, at the same time, offering the Apple shareholders the opportunity to realize substantially more value on their shares than would be possible if Apple were to continue in its present business. Mr. Shatles had earlier made at least one other such proposal to the Apple Board in January 2000, and the Board, which was in agreement that something should be done to enhance shareholder value while protecting Apple's employees, determined to look into the proposal.

On May 10, 2000, after approximately six weeks of discussions between Messrs. Shatles and Kontogiannis and their representatives and E. Samuel Evans, President of Apple and other Apple directors, and investigation by the proposed merger partners of each other, as well as negotiation of the terms of the Merger Agreement and consideration of Apple's present business and outlook, the Apple Board approved the transactions and authorized the execution of the Merger Agreement.

Pending closing of the transactions, Apple's directors will continue their due diligence examination of the transaction and the merger partners to make sure that the conditions to completion of the merger and sale of assets, outlined at page 25, are fully met.

Our Reasons for the Merger and Sale of Assets

Apple has been in the mobile home retail sales business since 1992 and is currently operating 13 retail sales centers in and around Augusta Georgia and surrounding towns in that state and South Carolina doing approximately $33 million in sales annually. Despite steady growth in sales and continuing infusions of capital, now amounting to over $1.5 million, the Company has not been able to generate any real profits. The manufactured home business, particularly at the retail level, has proven to be one of low margins and a poor rate of return on investment.

The situation has been exacerbated considerably since the fall of 1998 when the mobile home market fell into a significant sales slump, particularly in the southeast region of the country where Apple's sales centers are located. According to statistics available from the National Conference of States on Building Codes and Standards, sales of manufactured housing in Georgia and South Carolina fell 21.4% and 29.6%, respectively, during the twelve months ended February 2000, from sales in those states in previous periods. This falloff has hurt all participants in the business, and many retail dealers have been forced to close or to cut prices in order to maintain sufficient revenues just to meet overhead costs.

While Apple has been able to maintain its revenue at 1998 levels, it has not been able, despite adjustments in its sales force and cost cutting, to produce a profit in operations. We are not able to forecast when the current industry-wide sales slump will be over, but it will almost certainly last for the foreseeable future. The situation is certainly not hopeless, however, and the Company continues to operate on a breakeven basis even in the face of the industry's downturn.

There are ways to improve the Company's prospects but they all involve a significant additional investment of capital in integrating Apple's retail sales business with related activities such as mortgage banking and manufacturing. Given current business conditions, we do not think the Company has a chance to raise the kind of capital necessary to try this strategy, and even if it were able to do so, such a plan would, in our opinion, involve the same sort of dilution to the present shareholders' position in the Company as the merger and possibly even greater business risks than the transactions we are proposing.

Given the unfavorable immediate prospects for the mobile home business, we believe that our shareholders will be best served if their capital is put into a business with a more promising future. Apple's Board of Directors has determined that Bravo's and PlayRadio's combined operations and the technology at their command, particularly the LetterPath process, offers the shareholders a good chance to realize a greater return on the capital now in the Company than its present operations. The following considerations went into reaching the Board's conclusion:

     o The LetterPath technology offers a real chance at a breakthrough into a new and exciting business of combining internet communication with delivery of regular mail on an expedited and inexpensive basis. The technology appears to be unique, and there are now no known competitors offering anything like it.

     o Bravo's other divisions, NetworkArts and Calvander, are established businesses which, though small, have the potential to grow substantially in the future.

     o PlayRadio's divisions also have potential to become significant companies in their own right, and the MoneyLink technology in particular has direct ties to Apple's current business which could be exploited by Apple as well as AHAC, the buyer of its business.

     o The money realized from the sale of Apple's assets will provide a good start toward getting LetterPath into commercial operation, although more capital will be needed to fully exploit its potential.

For these reasons, Apple's Board, whose members now hold over 23% of its Common Stock, have approved the merger and sale of assets and recommend and are prepared to vote for it at the shareholders' meeting.

Risk Factors

     In addition to the factors cited above which it considered in reaching its decision to approve the merger and sale of assets, the Apple Board of Directors took into consideration the risks involved in undertaking these transactions. These risks, which should be carefully considered by Apple shareholders in reaching their decision on whether to vote for the transactions and by any persons who contemplate purchasing shares of Apple Common Stock in the public market following the merger and sale of assets include the following:

     o Limited Operating History. The Bravo and PlayRadio companies have had little by way of operations to date, and LetterPath, the division which appears to have the most potential and the one on which the Bravo and RadioPlay principals have concentrated most heavily, has had no material operations to date. LetterPath's future success will be dependent upon its ability to start up its business and attract sufficient initial clients for its services, to prove that it can operate profitably. No assurance can be given that it will be able to carry out this plan.

     o Capital Requirements. It is anticipated that to complete a nationwide startup of the LetterPath business, which is the ultimate aim of the merger and sale of assets, Apple will have to raise substantial capital in the order of $10-20 million in addition to that to be provided by the sale of Apple's assets to do so. To fully realize their potential, additional funding of Calvander and NetworkArts as well as the divisions of PlayRadio will also be needed. There can be no assurance Apple will be able to raise these additional funds.

     o Dependance on Key Personnel. The success of LetterPath and the other Bravo and PlayRadio companies will depend heavily on the services of certain key personnel, including the technical specialists responsible for the development of the LetterPath process. These personnel, who are described below in the description of the Bravo and PlayRadio businesses at page 27, will receive stock in this transaction, but their qualifications and experience are such that it may be difficult for Apple to retain their services. The loss of their services could have a material adverse effect upon the Company's future prospects.

     o Dilution. Under the terms of the merger, the owners of Bravo and PlayRadio will receive over 90% of the total outstanding stock of the combined Company. The book value of the assets they will be contributing is 0.8 cents per share, substantially less than the book value of Apple Common Stock, which was $1.06 at March 31, 2000.

     o Change of Control. The control of Apple will be turned over immediately on closing of the merger and sale of assets to the present management of Bravo and PlayRadio. The new directors of Apple, whose history and qualifications are detailed below at page 38, appear to Apple's Board of Directors (who will resign at the closing) to be competent and well capable of managing the affairs of the Company, but it should be recognized that your capital will be in their hands, not ours, following completion of the transactions.

     o Shares Available for Future Sales. The 20 million shares of Apple Common Stock to be issued in the merger to the owners of Bravo and PlayRadio will initially be restricted and salable in the public market for Apple stock only pursuant to the provisions of SEC Rule 144, which generally requires a holding period of one year before a purchaser may make resales in the public market of stock acquired from an issuer. However, at the end of this holding period, or sooner if the shares are registered under the Securities Act of 1933 (which it will be in the discretion of the new Apple management to do), these new shares may be traded on the open market and may severely affect the price for Apple stock and your ability to sell your holdings.

No Opinion Concerning Fairness of Transaction

The Apple Board of Directors has not sought an independent valuation of the assets and business of Bravo and PlayRadio or an independent opinion as to the fairness of the merger and sale of assets to Apple shareholders. It has relied on its own business judgment in making the determination to approve the transactions and recommend them for approval by the Apple shareholders.

Accounting Treatment

Apple will account for the merger under the purchase method of accounting, with Bravo and Play Radio being the acquirer, for accounting purposes. Under this method of accounting, the assets and liabilities of Bravo and PlayRadio will be brought forward at their net book values, a new basis will be established for Apple's assets and liabilities and any excess of the consideration over the fair value of Apple's assets and liabilities will be expensed. This expense is expected to be approximately $5,395,378 as reflected in the pro forma presentation, or $0.25 per share of the outstanding common stock after the merger. The sale of the assets and liabilities of Apple will also result in a loss of approximately $1,158,663, as reflected in the pro forma statement. The revenues and expenses of Bravo, PlayRadio and Apple will be consolidated from the date of consummation of the merger.

Material Federal Income Tax Consequences of the Merger

The following discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Code, Internal Revenue service rulings and judicial and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It does not address all aspects of federal income taxation that may be relevant to Apple or its shareholders in the light of its and their particular circumstances or the effect of the transactions on the stockholders of Bravo or PlayRadio. Many of Apple's shareholders may be subject to special rules affecting persons who are, for example, not citizens or residents of the United States, financial institutions, tax-exempt organizations or dealers in securities.

Apple's position as to the tax consequences of the transactions do not bind the IRS nor preclude it from adopting a contrary position. Apple does not intend to obtain a ruling from the IRS with respect to these tax consequences.

Federal Income Tax Consequences to Apple Shareholders. Holders of Apple Common Stock will not recognize any gain or loss for federal income tax purposes as a result of the merger and sale of assets.

Federal Income Tax Consequences to Apple. Apple will realize gain or loss on the sale of its assets to AHAC, calculated upon Apple's basis in such assets for income tax purposes. The merger will be treated as a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Certain tax attributes of Apple, including a portion of its net operating losses, will continue to be available to it, subject to change of ownership limitations.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND SALE OF ASSETS. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, EXCEPT FOR THE DISCUSSION OF TRANSFER TAXES ABOVE, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Federal Securities Laws Consequences

THIS PROXY STATEMENT DOES NOT COVER ANY RESALES OF THE APPLE COMMON STOCK TO BE RECEIVED BY THE SHAREHOLDERS OF BRAVO AND PLAYRADIO UPON COMPLETION OF THE MERGER, AND NO PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS PROXY STATEMENT IN CONNECTION WITH ANY SUCH RESALE.

The shares of Apple Common Stock to be received by the Bravo and PlayRadio shareholders in the merger will be issued pursuant to the SEC's Regulation D and will not be registered under the Securities Act of 1933. As such, they will be "restricted securities", as that term is defined in SEC Rule 144, and will be salable in the public market only in accordance with the limitations of that Rule. This means that the Bravo and PlayRadio holders will be able to sell their shares only after holding them for one year from the date of completion of the merger, and thereafter only in normal brokerage transactions which are limited in amount to the greater of (i) one percent of the outstanding Apple shares (or approximately 220,000 shares) every three months or (ii) the average trading volume of trading in the stock during the four calendar weeks preceding the filing of the notice to the SEC of the proposed sales required by the Rule.

Notwithstanding the limitations of Rule 144, the shares issued to the Bravo and PlayRadio holders may be registered for sale under the Securities Act at any time following the merger and thus be eligible for sale without the restrictions imposed by the Rule.

E. Samuel Evans and Bryce Batzer, directors of Apple who currently beneficially own a total of 463,772 shares or 22% of the current outstanding Apple Common Stock, have agreed not to sell any of their shares for a period of 120 days following the merger and thereafter to sell not more than 10% percent of their holdings every month. They will be permitted to cumulate permitted sales not made in any given month. It is a condition for completion of the merger that Messrs. Evans and Batzer sign written agreements binding them to this limitation.

Regulatory Approvals

Based on the advice of counsel, we believe that there are no regulatory approvals required in order to complete the merger or sale of assets.

Appraisal Rights

Holders of Apple Common Stock have dissenters' appraisal rights under Delaware law allowing them to seek payment for their shares of Apple at the appraised value of the shares as determined by the courts of Delaware in an action commenced by persons entitled to such rights.

To perfect his dissenter's rights, a shareholder must deliver a written demand for appraisal of his shares to Apple before the vote on the merger and sale of assets and must not vote in favor of the transactions. A vote or proxy against the merger will not constitute a demand for appraisal. Following demand and completion of the merger, the dissenter must commence an action in the Delaware Chancery Court seeking an appraisal of the value of his shares and for payment. On completion of this proceeding, the Company will be obligated to pay the dissenting shareholder for his shares at the appraised value determined by the Court.

See Annex B to this proxy statement for a copy of Section 262 of The Delaware General Corporation Law explaining these appraisal rights and how to exercise them in full detail.

              COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION

Apple Common Stock

MARKET PRICES FOR APPLE HOMES CORPORATION STOCK
TICKER SYMBOL AHAC.

QUARTER ENDED                     BID                     ASKED
-------------                     ---                     -----
June 30, 1998                     3.00 - 9.12             4.00 - 9.62
September 30, 1998                3.50 - 5.62             3.62 - 6.00
December 31, 1998                 0.94 - 3.68             1.75 - 4.50
March 31, 1999                    1.75 - 3.25             1.75 - 4.00
June 30, 1999                     1.62 - 2.37             1.87 - 3.00
September 30, 1999                1.25 - 2.12             1.25 - 2.37
December 31, 1999                 Not available - traded on pink sheets
March 31, 2000                    0.62 - 7.12             1.50 - 7.87
April 1, 2000 - June 26, 2000     2.63 - 7.12             2.63 - 7.25

Apple has never paid dividends and has no intention of doing so in the foreseeable future.

Bravo and PlayRadio Stock

Neither Bravo nor PlayRadio is publicly held, Bravo having 34 shareholders and PlayRadio, 20. Neither company has ever paid any dividends.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed balance sheet and unaudited pro forma condensed statement of operations give effect to the merger of Apple with Bravo and PlayRadio as if it had been completed on April 1, 1999, for purposes of the statement of operations, and as if it had been completed on March 31, 2000, for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial statements is derived from the historical financial statements of Apple and Bravo. PlayRadio had no operations prior to April 2000.

On May 10, 2000, Apple, Bravo, PlayRadio and AHAC entered into the Merger Agreement which provides that each share of common stock of Bravo and PlayRadio shall be converted into one share of common stock of Apple. Bravo presently has 10,000,000 shares issued and outstanding and PlayRadio presently has 10,000,000 shares issued and outstanding. Apple will increase the authorized common stock to 60 million shares of $.002 par value per share.

The Agreement also provides that on the effective date of closing, the surviving corporation will sell to AHAC all of Apple's existing assets and business, along with the assumption of all of Apples contracts, liabilities and duties other than Apple's debentures and Apple's warrants. AHAC, Bravo and PlayRadio have a major common shareholder, Thomas Kontogiannis. As a purchase price for the sale of assets, AHAC will pay to Apple $1,500,000 less the amount by which the cash and cash equivalents of Apple transferred to New Apple in the transaction total less than $800,000. The employment contract of certain key management positions will transfer to AHAC.

The merger is to be accounted for under the purchase method of accounting with Bravo and PlayRadio being the acquiror. The excess of the acquisition cost over the fair value of the net assets acquired will be treated as an expense. The completion of the merger and sale of assets depends upon meeting a number of conditions, including approval by shareholders of Apple.

The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto.


                                          APPLE HOMES CORPORATION
                                         BRAVO.COM ACQUISITION CORP.
                                      AND PLAYRADIO.NET ACQUISITION CORP.

                                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                 (UNAUDITED)

                                                MARCH 31, 2000

                                                    ASSETS
                                                    ------
                                                                 Historical
                                                       ----------------------------
                                                                         Bravo and       Pro forma           Pro forma
                                                         Apple (1)     PlayRadio (2)    Adjustments          Combined
                                                       ------------    ------------    ------------        ------------
                                                                        (Unaudited)     (Unaudited)         (Unaudited)
Current Assets:
      Cash and cash equivalents                        $  1,169,811    $     48,828    $  1,500,000  (3)   $  1,548,828
                                                                                         (1,169,811) (3)
      Receivables                                           704,505         106,546        (704,505) (3)        106,546
      Inventories                                         8,831,880            --        (8,831,880) (3)           --
      Other Current Assets                                  333,154           4,556        (333,154) (3)          4,556
                                                       ------------    ------------    ------------        ------------

           Total Current Assets                          11,039,350         159,930      (9,539,350)          1,659,930

Property and Equipment, Net                               1,359,105         197,330      (1,359,105) (3)        197,330

Notes receivable                                            475,139            --          (475,139) (3)           --

Goodwill and Intangible Assets, Net                         510,226          47,109        (510,226) (3)         47,109

Other                                                        10,635            --           (10,635) (3)           --
                                                       ------------    ------------    ------------        ------------

           Total Assets                                $ 13,394,455    $    404,369    $(11,894,455)       $  1,904,369
                                                       ============    ============    ============        ============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                     ------------------------------------

Current Liabilities                                    $  9,864,286    $    217,680    $ (9,849,651) (3)   $    332,315
                                                                                            100,000  (4)
Long-term Debt                                            1,237,756          11,000        (825,256) (3)        423,500
                                                       ------------    ------------    ------------        ------------

           Total Liabilities                             11,102,042         228,680     (10,574,907)            755,815
                                                       ------------    ------------    ------------        ------------

Minority Interest                                            60,885            --           (60,885) (3)           --
                                                       ------------    ------------    ------------        ------------

Stockholders' Equity:
      Common stock and paid-in capital                    2,788,732         483,671       5,295,378  (4)      6,851,914
                                                                                         (1,715,867) (5)
      Due from shareholder                                     --          (300,000)           --              (300,000)

      Accumulated deficit                                  (557,204)         (7,982)     (1,158,663) (3)     (5,403,360)
                                                                                         (5,395,378) (4)
                                                                                          1,715,867  (5)
                                                       ------------    ------------    ------------        ------------

           Total Stockholders' Equity                     2,231,528         175,689      (1,258,663)          1,148,554
                                                       ------------    ------------    ------------        ------------

           Total Liabilities and Stockholders'
                Equity                                 $ 13,394,455    $    404,369    $(11,894,455)       $  1,904,369
                                                       ============    ============    ============        ============

               See accompanying notes to unaudited pro forma condensed combined financial statements.

                                                         18

                                         APPLE HOMES CORPORATION
                                        BRAVO.COM ACQUISITION CORP.
                                   AND PLAYRADIO.NET ACQUISITION CORP.

                          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               (UNAUDITED)

                                    FOR THE YEAR ENDED MARCH 31, 2000

                                                     Historical
                                            ----------------------------
                                                              Bravo and       Pro forma          Pro forma
                                              Apple (1)      PlayRadio (2)   Adjustments         Combined
                                            ------------     ------------   ------------        ------------
                                                             (Unaudited)     (Unaudited)        (Unaudited)

Revenues, net                               $ 32,802,779         883,135     (32,802,779) (3)        883,135

Cost and Expenses:
      Cost of revenue                        (26,642,263)       (352,178)     26,642,263  (3)       (352,178)

      Selling, general and administrative     (6,893,994)       (544,377)      6,893,994  (3)       (544,377)

      Interest expense, net                     (639,304)                        598,054  (3)        (41,250)
                                            ------------    ------------    ------------        ------------

Loss from Operations                          (1,372,782)        (13,420)      1,331,532             (54,670)

Other:
      Cost of acquiring Apple                       --              --        (5,395,378) (4)     (5,395,378)

      Other income, net                        1,233,612            --        (1,233,612) (3)           --

      Minority interest                           (3,068)           --             3,068                --
                                            ------------    ------------    ------------        ------------

Loss before taxes                               (142,238)        (13,420)     (5,294,390)         (5,450,048)

Income tax (provision) benefit                    52,976            --           (52,976)               --

Net Loss                                    $    (89,262)   $    (13,420)   $ (5,347,366)       $ (5,450,048)
                                            ============    ============    ============        ============

Net Loss Per Share - Basic and Diluted      $      (0.04)   $       --                          $      (0.25)
                                            ============    ============                        ============

Weighted Average Shares Outstanding            2,091,726      20,000,000                          22,091,726
                                            ============    ============                        ============


           See accompanying notes to unaudited pro forma condensed combined financial statements.

                                                    19

                             APPLE HOMES CORPORATION
                           BRAVO.COM ACQUISITION CORP.
                       AND PLAYRADIO.NET ACQUISITION CORP.

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
                              FINANCIAL STATEMENTS


(1) Reflects the historical financial position of Apple Homes Corporation at March 31, 2000 and results of operations for the year then ended.

(2) Reflects the historical financial position of Bravo Corporation at March 31, 2000 and results of operations for the year then ended. PlayRadio did not begin operations until April 2000, so there are no amounts included in these figures that reflect PlayRadio operations.

(3) Pro forma adjustments to record sale of assets to New Apple as of March 31, 2000 and for the year then ended to reflect:

     (a) The sale of Apple's assets and related liabilities to AHAC for cash of $1,500,000. AHAC will assume all liabilities of Apple, except for debentures of $412,500, convertible to 208,500 shares of common stock, and accrued interest thereon, aggregating $14,635. The sale will result in a loss approximating $1,158,663 computed as follows:

                    Sales Price                 $ 1,500,000
                                                -----------

                    Net Assets Sold:
                          Assets sold            13,394,455
                          Liabilities assumed   (10,735,792)
                                                -----------
                                                  2,658,663
                                                -----------

                    Loss on Sale                $(1,158,663)
                                                ===========

     (b) Elimination of Apple's revenue and expenses, except for interest expense on the debentures, as if the sale had been completed on April 1, 1999.

                             APPLE HOMES CORPORATION
                           BRAVO.COM ACQUISITION CORP.
                       AND PLAYRADIO.NET ACQUISITION CORP.

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
                              FINANCIAL STATEMENTS


(4)  Pro forma adjustments to record the Merger between Apple, Bravo and
     PlayRadio:

     Accounting for the Merger under the purchase method of accounting with Bravo and PlayRadio being the acquiror will result in a charge to operations approximating $5,395,378 computed as follows:

          Total common stock outstanding of Apple           2,101,367

          Share price - June 12, 2000                     $     3.031
                                                          -----------

          Total value of common stock                     $ 6,369,243

          Allocation to Apple's remaining assets - cash    (1,500,000)
          Allocation to Apple's remaining liabilities         426,135
                                                          -----------

          Increase to paid-in capital                       5,295,378

          Merger costs - accrued                              100,000
                                                          -----------

          Amount expensed in connection with Merger       $ 5,395,378
                                                          ===========

     The above accounting assumes the warrants outstanding have no value. At March 31, 2000, Apple had outstanding Class A warrants to purchase 2,913,872 shares of Apple's common stock at $6.50 per share. The warrants expire on December 31, 2001.

(5) Represents the elimination of Apple's accumulated deficit and the decrease in additional paid-in capital.

          Elimination of accumulated deficit              $   557,204
          Elimination of loss on sale of the net assets
               of Apple                                     1,158,663
          Decrease in additional paid-in capital           (1,715,867)

OPINIONS CONCERNING FAIRNESS OF THE TRANSACTIONS

In their consideration of the merger and sale of assets, the Apple directors have not sought or relied on the opinion of any outside investment banking firm or appraiser. Rather, they have chosen to exercise their own business judgment in determining that the best course of action for Apple is to accept the proposal to merge with Bravo and PlayRadio and dispose of Apple's business and invest the proceeds in those companies' businesses. They have done so without this outside advice on the basis of the expense of such advice (which could have added substantially to the costs of the transactions) and their conviction that the transactions clearly represent a better (if risky) alternative to the continued operation of Apple's retail manufactured housing sales operation. We invite you to review the facts for yourself in deciding whether to go along with this assessment.



INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the Apple Board of Directors with respect to the merger and sale of assets, shareholders should be aware that certain members of Apple's management and Board have interests in the merger that may be different from, or in addition to, the interests of the other shareholders of Apple Homes generally. These include the following:

The Merger Agreement provides that the employment agreements between Apple and
E. Samuel Evans, President and Chief Executive Officer of Apple, and Laura H. Rollins, its Secretary, Treasurer and Chief Financial Officer, will be honored by AHAC.

In addition, Bravo and PlayRadio have agreed that, as a condition to the merger and sale of assets, Mr. Evans obligations as personal guarantor of certain Apple liabilities, including his guarantee of the Company's floor plan lines of credit (now totaling over $8 million) will be terminated, presumably by the replacement of such guaranties with the posting of appropriate bonds or the delivery of personal guaranties by the principals of Bravo and PlayRadio.

Indemnification; Directors' and Officers' Insurance

     In the Merger Agreement, Apple, on the one hand, and Bravo and PlayRadio, on the other, have each agreed to indemnify and hold the other party and its officers, directors, stockholders, employees and agents from and against any loss, expense or claim incurred or suffered by or made against any of them arising out any material breach by the indemnitor of any of its covenants or obligations contained in the Merger Agreement or any material misrepresentation made by the indemnitor therein.

The parties have agreed to maintain in effect for at least one year the directors and officers liability insurance now in effect to cover all of the current directors and officers of Apple with respect to errors and omissions by these individuals in these capacities.

                              THE MERGER AGREEMENT

     The following summary of the Merger Agreement is qualified by reference to the complete text of the Agreement, which is incorporated by reference and attached as Annex A.

Structure of the Merger and Sale of Assets

Under the Merger Agreement, Bravo and PlayRadio will be merged into Apple, and Apple will sell and transfer all of its assets to AHAC which will assume all of Apple's liabilities other than the obligation to pay Apple's $412,500 in convertible debentures and the obligation to issue stock on conversion of those debentures or on exercise of Apple's outstanding 2,913,872 warrants.

Timing of Closing

The closing will occur immediately upon the filing of merger certificates with the Secretaries of State of New York and Delaware, at which time the merger will be effective.

Merger Consideration

The Merger Agreement provides that each share of Bravo or PlayRadio common stock outstanding immediately prior to the effective time will, at the effective time, be converted into one share of Apple Common Stock. The consideration for the sale of assets by Apple to AHAC will be $1.5 million payable at the closing. This amount will be reduced by the amount the cash and cash equivalents transferred by Apple to AHAC total less than $800,000.

Exchange of Shares and Sale of Assets

The exchange of shares and transfer of title to Apple's assets and assumption of its liabilities will take place on the effective date of the merger at the offices of Jackson & Nash, 330 Madison Avenue New York New York.

Certificate of Incorporation and Bylaws of Surviving Corporation

The Merger Agreement provides that the certificate of incorporation, amended as provided below, and the bylaws of Apple will be the certificate of incorporation and bylaws of the surviving corporation. The certificate of incorporation will be amended to provide for authorization of 60 million shares of Common Stock, $.002 par value.

New Board of Directors

The Merger Agreement provides that the present Board of Directors of Apple will resign at the closing of the merger and the following persons will become the directors of the Company: Ed Tyler, David Cymrot, Nick Tsismenakis, Hiram Dixon Settle III and Ray E. Shain.

Covenants

The Merger Agreement contains certain covenants to be observed by the parties, including their agreements that until the merger and sale of assets are closed,

     o each party will promptly provide each other with current financial and other relevant information concerning its business, answer all inquiries concerning this information, and make its books, records and facilities available for inspection as may be reasonably necessary to complete the other party's due diligence examination of the business and affairs of the first party.

     o neither party will amend the terms of its stock or issue any further stock or securities convertible into or exercisable for stock, amend its certificate of incorporation or bylaws in such a way as to impair the closing, enter into any contract or other arrangement with or make any payments of any kind (other than compensation at the rates in effect at the time of signing the Merger Agreement) to any of its officers, directors, shareholders, employees or agents, or any relative or associate of any of them, or purchase, sell, encumber or dispose of any stock of any subsidiary or other material assets or contract any material liability, other than purchases and sales of inventory in the ordinary course of business.

In addition, the parties agree to use their best efforts to close the merger and sale of assets in accordance with the terms of the Merger Agreement.

Representations and Warranties

In the Merger Agreement, the parties make certain representations to each other, including the following:

Apple represents that (i) the merger and sale of assets have been duly authorized, subject to shareholder approval, (ii) it is duly organized, (iii) its capital structure is as stated in this proxy statement, (iv) its stock is registered under the Securities Exchange Act of 1934 and it is in compliance with the requirements of that Act, (v) its debentures and warrants are in full force and effect and it is in compliance with the terms thereof (other than the requirement that the shares of Common Stock issuable on exercise of the warrants are not duly registered for issuance and sale under the Securities act of 1933), and (vi) the registration statement on Form 10 and reports filed by it with the SEC are accurate and complete and do not contain untrue statements of material fact or omit any material facts necessary to make the statements made in such statement and reports not misleading.

Bravo, PlayRadio and AHAC represent that (i) the merger and sale of assets have been duly authorized, including receipt of their shareholders' approval, (ii) they are duly organized, (iii) their capital structures are as stated in this proxy statement, (iii) the information they provide to Apple concerning their assets, liabilities, business and prospects (which is contained in this proxy statement at page 27) is accurate and complete and does not contain untrue statements of material fact or omit any material facts necessary to make the statements made in such statement and reports not misleading.

Conditions to Closing

The Merger Agreement contains the following conditions to closing:

     o    the shareholders of Apple must approve the transactions.

     o the assets transferred by Apple in the sale of assets must include not less than $600,000 in cash or cash equivalents.

     o there must be no action or threatened action pending by any court or governmental agency to prevent or modify the terms of the transactions.

     o E. Samuel Evans and Bryce Batzer, two of the directors and principal stockholders, must enter into agreements (described in Exhibit E to the Merger Agreement) limiting and restricting sale of their Apple shares following the merger and sale of assets.

     o Mr. Evans's obligations under his existing personal guarantees of debt and performance by Apple and the Apple subsidiaries must be terminated.

     o the representations and warranties made by each of the parties to the Merger Agreement must be materially accurate as of the closing.

     o there must have been no material adverse change in the business, assets, liabilities or prospects of any of the parties.

Termination and Amendment of the Merger Agreement

Either Apple or Bravo and PlayRadio may terminate the Merger Agreement if one of the conditions to merger cited above is not fulfilled, and the parties may also terminate it by mutual agreement of their Boards of Directors. The Merger Agreement may be amended by mutual agreement of the Boards of Directors of the parties, provided that no such amendment may change the rate of exchange of shares or change any other provision in such a way as to materially and adversely affect the rights of the Apple shareholders without their consent.

                          DETAILED COMPANY INFORMATION

Apple

Detailed information concerning Apple, including a description of its business, property, legal proceedings, and market price and dividends paid on its Common Stock, as well as audited financial statements for its fiscal years ended March 31, 1998, 1999 and 2000 selected financial data and supplementary financial information and a management discussion and analysis of its financial condition and results of operations are contained in its Annual Report on Form 10-K for its fiscal year ended March 31, 2000, filed with the SEC on June 29, 2000. A copy of this Report accompanies this proxy statement and is incorporated herein by reference.

Bravo and PlayRadio

The following discussion concerning Bravo and PlayRadio and their divisions is taken from information delivered to Apple by the principals of those companies. Apple management has examined this information to the extent it reasonably can do so and believes it to accurate and complete in all material respects, but is relying on the representations of the management of Bravo and PlayRadio to that effect contained in the Merger Agreement.

Bravo

Bravo.com Acquisition Corp. was formed as a New York corporation in April 2000 for the purpose of engaging in the merger. It combines three companies, The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. each of which is now a division of Bravo. The business and key employees of these constituents are as follows:

LetterPath

LetterPath Inc. is a North Carolina corporation organized on September 9, 1999. Its principal offices are located at 108 East Main Street, Carrboro, NC 27510.

LetterPath was founded by D. Mark Gabel and Brent Lee in September 1999. The heart of its business is a patent pending process that converts an email message to a paper document formatted to the client's specifications. This process was conceived and developed by Mr. Gabel in 1998. A patent application on the process was filed in August 1999 and is still pending. The company has not yet engaged in any commercial operations, and has been engaged up to now in perfecting the LetterPath process and planning for a start-up of operations, which it anticipates will take place this summer.

The LetterPath system is a software application which works in the following manner: First, the client registers at LetterPath.com and is assigned a personal email address. An email message is sent to this address with information about the receiving parties and specifications for the printed document. Then, LetterPath process converts the email message to a paper document according to the client's specifications. This document, up to five double sided pages, is printed, folded and sealed in an envelope. The envelopes are coded, sorted and batched by zip code then delivered to the nearest primary mail processing center of the postal service where they are sent to their final destination. LetterPath believes that its process is unique and that there are no competitors now using it or any similar techniques.

Using the process, LetterPath hopes to market a unique service to its clients providing delivery of letters and other materials that combine the aesthetic appearance of a printed paper document, privacy of sealed envelope delivery, universal scope of the postal service and speed of electronic transmission at a considerably lower rate than overnight delivery.

There is little doubt that the fastest way to send a message is by electronic transmission, either email or fax. However, email is often poorly formatted and difficult to read. Similarly, faxes are sometimes poorly transmitted or partially cut off and their appearance is marred by fax codes printed across the top. When the appearance of a document is as important as the data it conveys, printed and delivered paper documents have an advantage over electronically transmitted ones. The LetterPath system, developed by Mr. Gabel, a man with almost 30 years experience in graphic design, offers this advantage. Its documents are printed by professional-quality printers onto high-quality paper.

Another drawback to electronically transmitted documents is that their security is relatively easy to compromise. Most offices have a single fax number and all of its incoming faxes are transmitted to a central location. Until the receiving party picks up his or her fax, anyone can review its contents. Similarly, email, although sent to a personal address, can be retrieved and read by anyone with a certain degree of computer knowledge. A sealed envelope therefore offers a higher degree of security because it is relatively easy to discover if it has been opened, along with the protection of federal laws against mail tampering. LetterPath's email system has a higher degree of security than ordinary email and the text of the transmission is removed from the system soon after printing. The printing process automatically folds, inserts and seals the document in an envelope to ensure maximum privacy.

A final disadvantage of fax and email is that they depend on the receiving party having access to a fax machine or email. This is a particular concern for clients who want to reach a wide audience. On the other hand, the postal service, which LetterPath will utilize, can reach virtually every person in the United States or the world.

LetterPath also offers faster delivery than standard first-class mail. This is because the envelopes that the letters are delivered in are printed in a standard format, including a bar code, that enables the post office to process them faster. In addition, the envelopes are sorted and batched by nine-digit zip code and delivered directly to a primary mail processing center, not a local post office, making the process still more efficient. It is estimated that even in its initial stages, the LetterPath system will cut the number of times a piece of mail is handled from fourteen to seven. This efficiency should increase as LetterPath expands its operations, eventually cutting the number of handling steps to two.

Finally, LetterPath can offer its service at a considerably lower cost than overnight or two-day delivery. This is because its expenses are limited to the cost of printing of the document and standard first-class postage plus overhead.

The LetterPath system uses a printing machine from Pitney Bowes. These machines lease for $1500 a month and have a capacity to print 70,000 letters a month. The machines must be specially adapted to use the LetterPath process.

LetterPath initially plans to lease four machines, giving it a capacity to print approximately 240,000 letters a month. These letters would be printed at its home office in North Carolina and hand delivered to the post office. These machines would be run and maintained by one employee. LetterPath intends to begin these initial operations in mid-July, 2000.

If the Postal Service agrees to allow LetterPath to place their systems and printing machines on-site in all U.S. mail processing centers, LetterPath documents would enter the postal stream even more cheaply and efficiently. The first stage of expansion would have LetterPath placing printing stations in all primary mail processing centers in the United States. In the next stage, the stations would be placed in all secondary mail processing centers. Finally, printing stations would be placed in all local post offices. At each successive stage, the letters will enter the postal stream closer to their ultimate destination, leading to faster and faster delivery times. Even if none of these stages of expansion take place, however, LetterPath will always have the option of printing the letters at its own locations and delivering them to the post office, although this would add to time and expense of delivery.

LetterPath hopes to attract both individual and corporate clients. Individuals would be able to personalize their letters through LetterPath's website. Corporate clients would have additional options such as mass mailing, specific paper stock and signatures. One potential corporate client would be companies wishing to contact customers or potential customers through direct mailing, either to solicit business or to bill for services rendered.

Marketing efforts to attract clients have not yet begun but will shortly. They will be conducted by the employees of LetterPath and its sister divisions, through contact with their clients, and by referrals from those clients. Later, as soon as finances permit, it is the intent to assemble a professional sales staff (which it does not have at present) to increase sales, although this can be no faster than the capacity of the LetterPath facilities in place allow. LetterPath hopes to enroll at least 50,000 individual and 100 corporate clients during the first three months of operations, which should be sufficient to fully utilize the capacity of its initial installation.

LetterPath's Web site and database management and use of the Internet are essential to its operations and will be managed by Calvander and NetworkArts, its fellow divisions of Bravo.

It should be emphasized that while LetterPath's prospects look bright to us, it presently has no commercial operations, no clients and none of the equipment to implement its business plan. Success will depend on the ability of new Apple management to carry out this plan and to find the necessary financing to do so. The proceeds from the sale of Apple's assets are intended to be used for this purpose, but it is obvious that substantially more funding will be needed to fully place LetterPath into nationwide operation.

LetterPath currently has two consultants who will become employees in June:

D. Mark Gabel is the inventor of the LetterPath system. He has worked in the printing and graphics industry since 1971. His experience with computers dates back to 1986 and he began working with the World Wide Web in 1992. His recent employment history includes working in the Admissions Department at Oberlin College and at Chapel Hill Printing and Graphics until April 2000. He has acted as an independent consultant since that time and founded LetterPath with Brent Lee in September 1999, where he acted as CAO. Mr. Gabel will act as Technical Supervisor and CAO for the LetterPath.com division.

Brent Lee studied Economics at the University of North Carolina-Chapel Hill. In 1998, he founded L.B. Taylor & Associates, a consulting firm specializing in small business model development. His association with D. Mark Gabel began in July, 1999 as a consultant. He founded LetterPath with Mr. Gabel in September, 1999, and has acted as its President and CEO. Mr. Lee will act as manager of the LetterPath.com division, and Chief Marketing Officer for LetterPath, Inc.

Calvander and NetworkArts

The operations of Calvander and NetworkArts were combined on April 30, 2000 under the Bravo name. They are now operating from their new headquarters at 308 West Rosemary Street, Chapel Hill, North Carolina 27516.

Calvander is a full-service Web development and application service provider. It is operated by the Calvander Corporation, a Delaware corporation organized on November 12, 1999 which purchased the assets of Catalogue.com, Inc., another company operating the same business since February 1995.

NetworkArts is also a full-service Web developer and application service provider. It is operated by NetworkArts, Inc., a North Carolina corporation organized on July 6, 1998 by purchasing the assets of another company. Calvander's database technology allows it to create dynamically generated Web sites for its clients' use in conducting e-commerce and other business on the internet. The principal database system developed by Calvander to date is used by clients engaged in catalog sales, inventory management and the like. With its database technology, Calvander is capable of creating an entire business system, from product presentation to and ordering by customers to order processing and fulfillment to inventory control and shipping. Its technology also allows Calvander to develop content management and Web publishing systems, membership management and survey facilities and a range of community options such as bulletin boards.

Calvander's technology offers its clients the benefits of flexible database management and easy modification. The ordinary Web site consists of tens or even hundreds of distinct pages, each of which must be individually created and modified. With Calvander's database technology, which is essentially a computer program, it can develop a customized Web page for each new user, based on the user's input and pre-established requirements. All of the information presented on the Web site exists in the database and can therefore be added, removed or modified easily. This allows each client to modify its site content itself using an ordinary Web browser from its offices. Once a Web site is completed and running, the clients manage their own sites, eliminating the need to use Calvander's services for routine updates.

In addition to creating Web sites for its clients, Calvander also hosts and maintains the database for these sites on its own Internet servers. It typically charges a substantial fee (in the range of $25,000 to $300,000) for initial development of a client's site and a recurring fee (usually $500 to $50,000 per month) for ongoing hosting and maintenance of the site.

Since its inception, NetworkArts has engaged in the design, production, hosting and maintenance of client Web sites. It focuses on a select group of clients who demand continuing service and a close working relationship with its application service provider. While NetworkArts' services and fee structure closely approximate those of Calvander, it does not own or have any proprietary rights to its clients' sites.

The recent combination of Calvander and NetworkArts will provide the two companies with greater server capacity, bandwidth and system redundancy. Their clients will enjoy the benefits of larger programming and design staffs and project managers. The companies' new facility in Chapel Hill North Carolina will also give them additional and upgraded equipment to expand their operations.

The combined companies now service approximately 50 clients, including such well known names as John Deere, NASA and Mammoth Records (a division of Disney), as well as many other companies utilizing the Internet for marketing and information analysis and retrieval. Selling to prospective clients is now being done principally by word of mouth, and clients are either referred by other existing clients or through the contacts and efforts of senior management. It is the companies' intent to develop a professional sales staff to increase solicitation of customers as soon as the consolidation is complete and finances permit.

Certain customers may at any time represent substantial percentages of the companies' total business. During 1998, one customer of NetworkArts accounted for 36% of sales, while during 1999, two customers accounted for 42% of NetworkArts' sales.

Calvander and NetworkArts have leased space in new offices for a 50 month period ending in July 2004 at a rental of approximately $13,300 per month (including furniture rental). The space is equipped with computer and peripheral equipment having a present book value of approximately $197,000. Calvander also has a three year contract ending in 2001 giving it internet access at a minimum monthly fee of $3,600.

Calvander and NetworkArts owe certain of their stockholders and their relatives for advances made for working capital. These advances totaled approximately $133,000 on March 31, 2000. Mr. Kontogiannis owed subscriptions receivable of $300,000 to the Letterpath division of Bravo, as of March 31, 2000, of which $170,000 has subsequently been paid.

The combined companies now employ 16 people, including the following key employees:

Hiram Dixon Settle III, CEO, has been engaged in the development of internet technology since his graduation from the University of North Carolina in 1993. He was a founder of Dreamtech Enterprises, a Web consulting and contracting company, in 1993 and sold it to Ventana Communications in 1994, becoming that company's chief technology officer. He co-founded Catalogue.com, Inc. with Chuck Crews in 1995 and joined it as a full time employee in 1997. When Calvander purchased the assets of Catalogue.com, he continued as Calvander's CEO.

Shea Tisdale, COO, has been in Internet development since 1988, when he started working for the Office of Information Technology at the University of North Carolina. In 1994 he organized Signal Interactive, a company dedicated to the application of graphic design to Web sites. In 1998, he redeemed his Signal Interactive stock and founded NetworkArts.

Chuck Crews, Chief of Network Operations, became interested in the Internet while working for Interpath, a major regional Internet service provider. In 1995 he left Interpath to co-found Catalogue.com with Hiram Settle and became an employee of the company. When Calvander purchased the assets of Catalogue.com he continued as an employee of the company since that time.

Luke Duncan, Director of Technology, first began working on the Internet in late 1993 at the University of North Carolina. He then successively joined Dreamtech Enterprises and Ventana Communications with Mr. Settle and followed him to Catalogue.com in 1997 and again to Calvander in 1999.

David Minton, VP of Customer Relations, originally came to the Internet in 1995 through his association with DTS Language Services, a technical translation agency in Chapel Hill, where he was engaged in managing projects for the utilization of Macintosh OS compatible software. There he started creating Web sites for DTS and other users and joined NetworkArts in 1998.

PlayRadio

PlayRadio.net Acquisition Corp. is a New York corporation organized in April 2000, Its principal offices are located at 2 Swenson Drive, Woodbury, NY 11797. PlayRadio consists currently of two divisions, PlayRadio.net and MoneyLink Capital, representing two previously independent companies.

PlayRadio.net is a web based music broadcasting platform currently featuring 120 different channels. For users surfing the web, PlayRadio can provide background music with a wide variety of music categories broadcast from different locations. PlayRadio also provides information about artists, concerts and contests and links to sites where listener can buy music, such as Amazon.com and CDNow.com. PlayRadio.net owns the rights to the name and source codes of the PlayRadio.net website. This website was set up in March 2000 and was acquired by PlayRadio.net in April 2000. It is still in the process of starting up its commercial operations. Its website is currently hosted by Nettaxi.com but will be moving to independent operation by September 2000. The company does not have any current employees.

MoneyLink Capital.com has the rights to a unique software program that automates the process of applying for a home mortgage on the Internet. It is the licensee of Coastal Capital Corporation's TheMortgageShop.com. It is negotiating with several mortgage providers to create a cooperative enterprise whereby a consumer can submit one online application and have competing mortgage companies offer commitments, subject to various verifications, also online. The ultimate goal is to create an internet portal site with PlayRadio.net, Calvander and NetworkArts to provide a variety of services to customers and offer an attractive location to online advertisers and content providers. MoneyLink Capital is still in the start-up stage and does not have any commercial operations or employees at this point.

Management and Shareholders of Bravo and PlayRadio

The principal officers and directors of Bravo and PlayRadio currently consist of the following:

                           Bravo                           PlayRadio
                           -----                           ---------

President and              Thomas Kontogiannis             Robert Shatles
Director

Secretary and              Nick Tsismenakis                David Cymrot
Director


Bravo has 34 shareholders; the principal shareholder is Mr. Kontogiannis, who owns approximately 3.74 million of the 10 million shares outstanding. PlayRadio has 20 shareholders; the principal shareholders are Mr. Kontogiannis, who owns approximately 4.48 million of the 10 million shares outstanding and Mr. Shatles, who beneficially owns approximately 2.47 million shares.

Bravo and PlayRadio are privately held and there has never been a public market for their shares. The outstanding stock of each company was issued to its holders in May, 2000 in exchange for their equity interests in the constituent subsidiaries of each company.

Management's Discussion and Analysis of Financial Condition and Results of Operation


Bravo

Results of Operations

                                        Year Ended December 31,
                                        -----------------------
                                  1999                           1998
                           Amount     Percent             Amount      Percent
Revenues                  $519,225      100%             $106,759       100%
Costs of Revenues          242,780       47%               43,023        40%
Gross Profit               276,455       53%               63,736        60%
Selling, General
and Administrative
Expense                    376,818       72%               64,815        61%
Profit (lOSS)             (100,363)     (19%)              (1,079)       (1%)

During 1999, revenues increased 386% and costs of revenues increased 464% over the revenues and costs of revenues for 1998. These increases were primarily created by the addition of Calvander revenues and costs in 1999 and the operation of NetWorkArts for the full year as opposed to its operations for only six months of 1998.

                                      Three Months Ended March 31
                                      ---------------------------
                                  2000                           1999
                           Amount      Percent            Amount      Percent
Revenues                  $426,908      100%             $ 62,998       100%
Cost of Revenues           144,080       34%               34,682        55%
Gross Profit               282,512       66%               28,316        45%
Selling, General
and Administrative
Expense                    187,928       44%               20,369        32%
Profit                      94,900       22%                7,947        13%

During the three months ended March 31, 2000, revenues and costs of revenues rose 577% and 315%, respectively, over the revenues and costs of revenues for the corresponding three month period in 1999. This was primarily attributable to the substantial expansion of the Calvander and NetworkArts businesses in 2000. Of the costs and expenses, $16,122 was attributable to LetterPath, which has not yet contributed any revenues to the Bravo group.

Liquidity and Capital Resources
Cash generated from the Bravo group's activities increased 239% in 1999 from $9,991 at the beginning of the year to $33,850 at the end of the calendar year. Cash increased again by 44% in the three months ended March 31, 2000 to $48,828 at the end of the period. These increases were attributable to the operations of Calvander and NetworkArts. It is anticipated that for the time being, the combined operations of these companies will be able to finance their continuing operations from internally generated cash flow, although at some point additional resources may be needed to expand marketing activities. As reported below, LetterPath will require substantial resources to implement its development plans.

PlayRadio

Results of Operations and
Liquidity and Capital Resources

PlayRadio consists of two development stage internet websites, PlayRadio.net and MoneyLink Capital. Neither website has generated any revenues to date and they have no significant assets or liabilities.

Outlook

On completion of merger and sale of assets, the management of Bravo and PlayRadio will control Apple, whose name will be changed to LetterPath, Inc. The only continuing operations will be those of Bravo and PlayRadio and their divisions. Apple's present business and assets will be transferred to AHAC.

Management of Bravo anticipates its Calvander and NetworkArts divisions will continue to expand operations in the coming 12 month period through internally generated cash flow. However, the primary thrust of the Bravo group's expansion will come through development of the LetterPath system, which is still in a development stage. In its plan for the development of LetterPath, Bravo management has scheduled the opening of the first LetterPath operations center for the summer of 2000. This center is planned to feature equipment capable of generating 240,000 letters per month. At this time, it is not known when, if ever, this center will be able to reach this level of operations. If LetterPath is successful in this initial stage of commercial operations, further expansion to other operations centers is planned.

This plan will require substantial capital expenditures which will have to come from funding by investors, as LetterPath will require continuing additions to its equipment and fixed assets and will operate at a loss for some period following its startup. The cash generated by Calvander and NetworkArts divisions will be used by those divisions and not be available for LetterPath. The initial cash required for LetterPath will come from sale of Apple's present assets and business to AHAC for $1.5 million plus proceeds from a subscription receivable of $130,000. Future capital needs could run from $10-20 million, depending on the size and rate of LetterPath's expansion. This money must come from placements of equity and debt securities by Apple, and there can be no assurance that it will be able to raise these funds.

The outlook for PlayRadio and its websites is unclear at this time, as management has not yet decided on a strategic plan for the operation of either website. If the websites were to be run as stand alone profit centers, Apple would have to fund them with a minimum of $50,000 each over the next six months to maintain operations at a minimal level; more capital would be needed to expand operations to reach a substantially profitable level. In view of management's intention to concentrate on the development of LetterPath, it is unlikely that substantial funding will be given to the PlayRadio websites in the near future.. It is more likely that these websites and the technology associated with them (including the MortgageShop.com program in which MoneyLink Capital has rights) will be used to compliment the businesses of the Calvander and NetworkArts divisions by offering the services of these websites to customers of those divisions.

Forward Looking Statements

Several of the statements made in the foregoing discussion and elsewhere in this proxy statement contain "forward looking statements" (within the meaning of that term as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about the future operation of Bravo and PlayRadio. When used in this discussion, the terms "expects", "plans" and "anticipates" and other similar expressions are intended to identify forward looking statements. All such forward looking statements are based on information available to management of Bravo and PlayRadio on the date hereof. Apple has relied on their statements in reporting on this information and does not undertake any obligation to publicly update any of these forward looking statements, whether as a result of new information, future events or otherwise.

The likelihood of success of Bravo's and PlayRadio's future operations is based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of Apple, Bravo or PlayRadio and which reflect business conditions that are subject to change. These include the reaction of the potential customers of LetterPath to its offering of services, including the features of these service and their pricing; the possibility of adverse changes in the financial markets, which may preclude Apple from raising the funds needed to bring LetterPath into full operations or adversely affect the price of such funds; the rejection of LetterPath's pending patent application for the LetterPath process; and adverse changes in conditions in such other areas as the continued availability of key technical personnel. As a result of these uncertainties, actual results may vary substantially from those anticipated by the forward looking statements contained in this discussion and in this proxy statement generally, and you and any prospective investors in Apple stock should not place undue reliance on them.

                       NEW MANAGEMENT AND OWNERS OF APPLE

The Merger Agreement includes a provision that upon completion of the merger, the five persons named below will become the directors of Apple. They are all associated with Bravo and PlayRadio. The present directors of Apple will resign at the closing of the transaction. The information appearing below has been conveyed by Bravo and PlayRadio; we believe it is accurate but are relying on their representations to that effect contained in the Merger Agreement.


      NAME                          AGE                 SHARES OF APPLE
      AND                                                    OWNED
    ADDRESS                                         6-20-00     POST-MERGER

David Cymrot
818 Wilmot Road
Scarsdale NY 10583                  45             2,000(1)        52,000

Ray E. Shain
121 Custer Avenue
Williston Park NY 11596             44               -0-          400,000

Hiram Dixon Settle III
203 E. Carr St.
Carrboro NC 27510                   28               -0-          857,000

Nick Tsismenakis
1752 E. 17th Street
Brooklyn, NY 11229                  35               -0-          650,000

Ed Tyler
1313 E. Westleigh Road
Lake Forest, IL 60045               47               -0-          300,000

----------
(1) Owned by Mr. Cymrot's wife.

David Cymrot will also serve as the Chief Financial Officer of Apple following the merger. Since 1996 he has been employed as financial consultant of Fil-Coil Corporation of Hauppauge, New York, a designer and manufacturer of custom power supplies. Previously, he has served as senior financial analyst for Loral Electronics Corporation, Assistant Treasurer of Asea Brow Boveri and Vice President and Controller of Warrec company. He is a graduate of Brooklyn college and holds an MBA degree from Long Island University.

Ray E. Shain will serve as general counsel of Apple following the merger. He is an attorney, and has been in private practice for over 20 years in his own firm, as well as owning and operating R.J. Computer Consultants, Ltd., a reseller of computers, since 1987. Mr. Shain acts as counsel to Thomas Kontogiannis, the principal stockholder of Bravo and PlayRadio.

Hiram Dixon Settle III will become the Executive Vice President and Chief Technology Officer of Apple following the merger. He is presently the chief executive officer of Bravo and was the founder of The Calvander Corporation, one of its divisions. For a further description of his business experience, see page 32.

Nick Tsismenakis will serve as a director of Apple following the merger. He graduated from Adelphi University with a Bachelors of Science degree in accounting. Currently he is the chief financial officer of Olympicorp International Ltd.

Ed Tyler has, since April 1998 held the position of President and CEO of Moore Corporation, a New York Stock Exchange listed producer of business forms and other printed material. For more than five years prior to this position, he held the position of Executive Vice President of R.R. Donnelly & Sons, one of the largest printers in the country and is the publisher of Yellow Pages directories, for which he was in change of internet operations. He holds degrees from Indiana University and Baruch College.

Following the merger, the principal shareholders of Apple and the only persons who will own beneficially more than 5% of its outstanding Common Stock will be Thomas Kontogiannis, who will own 8,217,775 shares or 37.2%, and Robert Shatles, who will beneficially own 2.545 million shares or 11.5%. Messrs. Kontogiannis and Shatles may be deemed to be in control of Apple following the merger.

                  ADDITIONAL INFORMATION CONCERNING THE MEETING

The shareholders meeting will be held on August 21, 2000 at 10:30 AM at the offices of Apple, 124 North Belair Road, Evans Georgia 30809.

If you can not attend the meeting you are urged to sign, date and mail your proxy to the Company in the enclosed envelope as soon as possible. Your proxy may be revoked at any time up to the time the vote is taken at the meeting by mailing a notice of revocation to the Laura H. Rollins, Secretary of the Company, at the above address.

On June 30, 2000, the record date for determining shareholders of record entitled to notice of and to vote at the meeting, there were 2,101,367 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote. The only persons who are known by management to own beneficially more than five percent of the Common Stock are:


NAME, ADDRESS                         SHARES                       PERCENTAGE OF
AND AFFILIATION                       BENEFICIALLY                 OUTSTANDING
WITH COMPANY                          OWNED                        SHARES
------------                          -----                        ------

E. Samuel Evans                       299,000                      14.2%
President, CEO
Chairman
845 Vivian Ct
Evans, GA 30809

Bryce N. Batzer (1)                   164,772                       7.8%
Director
2263 N.E. 26th Street
Lighthouse Point, FL 33064

Other members of Apples' Management beneficially own the following shares:

E. Wayne Bridges                          4,000                  0.2%
Director
3684 Inverness Way
Martinez, GA 30907

Richard J. Belz                          23,525                  1.1%
Director
23 Neel Court
Sayville, NY 11782

Laura H. Rollins                          7,000                  0.3%
CFO
3690 Inverness Way
Martinez, GA 30907

Cynthia D. Holley                           500                 0.02%
Vice President - Operations
5895 Hwy 221 N.
Matthews, GA 30818

Chester C. Helmick                        NONE                  NONE
Vice President - Sales
5094 Adams Chapel Rd, SE
Dearing, GA 30808

----------
(1) Mr. Batzer's shares include 131,772 shares held in trust with Mr. Batzer as trustee, for the benefit of members of his family. They also include 33,000 shares issuable upon conversion of $90,000 in Convertible Debentures.

(2)  Mr. Belz's shares include 10,605 shares owned by his wife.


It is contemplated that on closing of the merger, control of Apple will be transferred to the principals of Bravo and PlayRadio and their designees will become the directors of Apple. See page 38 for the names and details of the stock these persons will own in Apple following the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

You can find more information concerning Apple by examining its reports and other filings with the SEC. These can be examined at the SEC's Public Reference Room at 450 Fifth Street NW, Washington DC 20549 or by calling the SEC at 1-800-SEC-0330. They may also be examined on the SEC's web site, www.SEC.gov, or by calling Laura H. Rollins, Secretary of Apple, at 706-650-2015. Further information on Bravo, PlayRadio and their constituent companies may be obtained by calling Jim Pierce, investor relations specialist at Bravo at 949-737-1673.

                        EXHIBITS TO THIS PROXY STATEMENT

Annex A        Agreement and Plan of Merger and Sale of Assets.

Annex B Section of Section 262 of Delaware General Corporation Law concerning appraisal rights.

In addition to these exhibits, a copy of Apple's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2000, filed with the SEC on June 29, 2000, is being sent together with this proxy statement to all shareholders entitled to notice of and vote at the meeting. Additional copies of this Report may be obtained by calling Laura H. Rollins, Secretary of Apple, at 706-650-2015.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                       INDEX TO COMBINED FINANCIAL REPORT
                                DECEMBER 31, 1999



                                                                     Page Nos.
                                                                     ---------

INDEPENDENT AUDITORS' REPORT                                            F-2


COMBINED BALANCE SHEET                                                  F-3
    At December 31, 1999


COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED                       F-4
     DEFICIT
        For the Years Ended December 31, 1999 and 1998


COMBINED STATEMENTS OF CASH FLOWS                                       F-5
    For the Years Ended December 31, 1999 and 1998


NOTES TO COMBINED FINANCIAL STATEMENTS                               F-6 - F-13

Boards of Directors
The Calvander Corporation
NetworkArts, Inc.
LetterPath, Inc.
Chapel Hill,  NC


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying combined balance sheet of The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. (the "Company") as of December 31, 1999 and the related combined statements of operations and accumulated deficit and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. as of December 31, 1999 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

As discussed in Note 7, in April 2000, the Company entered into an interim merger agreement with a corporation which subsequently entered into a plan of merger with two other entities. The accompanying combined financial statements do not purport to reflect or provide for the consequences of the mergers.



                                             /s/ TABB, CONIGLIARO & McGANN, P.C.
                                             -----------------------------------
                                             TABB, CONIGLIARO & McGANN, P.C.

New York, NY
June 2, 2000



                                 THE CALVANDER CORPORATION
                                     NETWORKARTS, INC.
                                     LETTERPATH, INC.
                                  COMBINED BALANCE SHEET
                                   AT DECEMBER 31, 1999



                                          ASSETS
                                          ------
CURRENT ASSETS
  Cash                                                                           $  33,850
  Accounts receivable, net of allowance for doubtful accounts                       80,291
  Prepaid expenses                                                                   1,866
                                                                                 ---------

    TOTAL CURRENT ASSETS                                                           116,007
                                                                                 ---------

PROPERTY AND EQUIPMENT - at cost, net of  accumulated depreciation                 149,180
                                                                                 ---------

OTHER ASSETS
  Intangible assets, net of accumulated amortization                                48,032
                                                                                 ---------

    TOTAL ASSETS                                                                 $ 313,219
                                                                                 =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                       $ 113,818
  Due to related parties                                                           144,612
                                                                                 ---------

    TOTAL CURRENT LIABILITIES                                                      258,430
                                                                                 ---------

COMMITMENTS AND OTHER MATTERS (Notes 6 and 7)

STOCKHOLDERS' EQUITY
  Preferred stock - LetterPath, Inc.: $0.001 par value; authorized 5,000,000
      shares; issued and outstanding -0- shares                                       --
  Common stock:
      The Calvander Corporation: $0.10 par value; authorized, issued and
         outstanding 1,500 shares                                                      150
      NetworkArts, Inc.: $0.0001 par value; authorized 1,000,000 shares;
          issued and outstanding 910,000 shares                                         91
      LetterPath, Inc.: $0.001 par value; authorized 10,000,000 shares; issued
          and outstanding 1,529,982 shares                                           1,530
  Additional paid-in capital                                                       155,900
  Accumulated deficit                                                             (102,882)
                                                                                 ---------

    TOTAL STOCKHOLDERS' EQUITY                                                      54,789
                                                                                 ---------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 313,219
                                                                                 =========


The accompanying notes are an integral part of the financial statements.

                                       F-3

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
            COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                          1999           1998
                                                       ---------      ---------

REVENUES                                               $ 519,225      $ 106,759

COST OF REVENUES                                         242,780         43,023
                                                       ---------      ---------

    GROSS PROFIT                                         276,445         63,736
                                                       ---------      ---------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             376,818         64,815
                                                       ---------      ---------

    NET LOSS                                            (100,373)        (1,079)

ACCUMULATED DEFICIT - BEGINNING                           (1,079)          --

STOCK DIVIDENDS                                           (1,430)          --
                                                       ---------      ---------

ACCUMULATED DEFICIT - END                              $(102,882)     $  (1,079)
                                                       =========      =========




The accompanying notes are an integral part of the financial statements.




                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                 1999         1998
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $(100,373)   $  (1,079)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
        Depreciation and amortization                            24,352        7,174
        Provision for uncollectible accounts                     15,850        1,867
                                                              ---------    ---------

        Sub-total                                               (60,171)       7,962

  Cash provided by (used in) :
    Accounts receivable                                          (5,171)     (41,785)
    Prepaid expenses and other current assets                    (1,000)        (866)
    Intangible assets                                              --        (53,633)
    Accounts payable and accrued expenses                        87,839       25,978
                                                              ---------    ---------

      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        21,497      (62,344)
                                                              ---------    ---------

CASH USED IN INVESTING ACTIVITIES
  Capital expenditures                                          (34,488)     (36,668)
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from related parties                                  35,700      108,912
  Issuance of stock                                               1,150           91
                                                              ---------    ---------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                  36,850      109,003
                                                              ---------    ---------

INCREASE IN CASH                                                 23,859        9,991

CASH - BEGINNING                                                  9,991         --
                                                              ---------    ---------

CASH - ENDING                                                 $  33,850    $   9,991
                                                              =========    =========

SUPPLEMENTAL INFORMATION:
-------------------------

  Cash paid during the year for:
    Interest                                                  $    --      $    --
                                                              =========    =========

    Income taxes                                              $    --      $    --
                                                              =========    =========


The accompanying notes are an integral part of the financial statements.

                                       F-5

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 1 - BACKGROUND AND DESCRIPTION OF BUSINESS

         Basis of Combination

         The financial statements include the accounts of The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. (the "Company"), which came under common control in April 2000 as a result of the merger described in Note 7. All intercompany accounts and transactions have been eliminated in combination.

         The Calvander Corporation

         The Calvander Corporation ("Calvander") was incorporated in the state of Delaware on November 12, 1999. Calvander, doing business as "Catalogue.com", is a full-service Web development and application service provider.

         In November of 1999, the shareholders of Calvander contributed the assets of a former corporation to Calvander. The former corporation operated a Web development business organized as Catalogue.com, Inc. The net assets were valued at $155,000, which was credited to additional paid-in capital.

         Historical and pro forma financial information has not been provided for the periods prior to November 12, 1999 because the contributed operations were co-mingled with other lines of business and separate financial information is unavailable.

         NetworkArts, Inc.

         NetworkArts, Inc. ("Network") was incorporated in the state of North Carolina on July 6, 1998. Network is an Internet Web Site development, management and hosting firm. Network acquired the assets of Signal Interactive, Inc. in July of 1998, thereby creating the goodwill on the books of Network.

         Historical and pro forma financial information has not been provided for the periods prior to July 6, 1998 because the contributed operations were co-mingled with other lines of business and separate financial information is unavailable.

         LetterPath, Inc.

         LetterPath, Inc. ("LetterPath") was incorporated on September 9, 1999 in the state of North Carolina. LetterPath is a development-stage company, which, at the date of this report, has not generated any revenue. LetterPath owns the rights to a patent-pending process for converting an e-mail message to a paper document formatted to the customer's specifications.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounts Receivable

         Accounts receivable have been adjusted for all known uncollectible accounts. An allowance for doubtful accounts has been provided on the books of Calvander aggregating $15,850 at December 31, 1999.

         Property and Equipment

         Depreciation is provided for using the straight-line method over the estimated useful lives of five to seven years.

         Intangible Assets

         Intangible assets consist principally of goodwill, which is amortized on the straight-line method over 15 years. Goodwill represents the excess of the cost of a company acquired in July 1998 over the fair value of its net assets at the date of acquisition. Other intangible assets are being amortized on the straight-line method over five years.

         Stock-Based Compensation

         As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees". In accordance with the provisions of SFAS No. 123, the Company will disclose the pro forma effects of accounting for these arrangements using the minimum value method to determine fair value.

         Revenue Recognition

         Fees for Web development, management and hosting services are recognized when earned.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         - The Calvander Corporation
         ---------------------------

         Calvander's tax loss for the year ended December 31, 1999 has been carried forward and is expected to be utilized during the year ending December 31, 2000. A deferred tax asset has not been recorded as of December 31, 1999 as it has been estimated to be insignificant.

         - NetworkArts, Inc.
         -------------------

         Network elected to be an "S" corporation for Federal and State tax purposes. In general, an "S" corporation does not pay a tax on its income since the shareholders are responsible for paying income taxes on the taxable income earned by the corporation. Accordingly, no Federal and State corporation taxes have been provided for Network. Pursuant to the April 30, 2000 merger discussed in Note 7, Network will lose its "S" corporation status. Accordingly, any accumulated deficit on the date of the merger will decrease the paid-in capital of the new entity.

         - LetterPath, Inc.
         ------------------

         LetterPath had no operations during the year ended December 31, 1999. Accordingly, no tax provision or benefit has been established.

         Use of Estimates

         The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For certain of the Company's financial instruments, including cash, accounts receivable, notes payable and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Impairment of Assets

         The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                          The Calvander   NetworkArts,
                                           Corporation        Inc.
                                            ---------      ---------

            Office and computer equipment   $ 185,340      $  69,789
            Office furniture and fixtures      22,685          1,367
                                            ---------      ---------
                                              208,025         71,156
            Accumulated depreciation         (103,772)       (26,229)
                                            ---------      ---------

                                            $ 104,253      $  44,927
                                            =========      =========


         Depreciation expense recorded by NetworkArts, Inc. for the years ended December 31, 1999 and 1998 was $19,055 and $7,174, respectively.

         Depreciation expense recorded by The Calvander Corporation for the year ended December 31, 1999 was $1,563.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 4 - INTANGIBLE ASSETS

         Intangible assets consisted of the following:

                                               NetworkArts,
                                                   Inc.
                                               -----------

                      Goodwill                   $ 52,446
                      Other                         1,187
                                                 --------
                                                   53,633
                      Accumulated amortization     (5,601)
                                                 --------

                                                 $ 48,032
                                                 ========


         Amortization expense recorded by NetworkArts, Inc. for the years ended December 31, 1999 and 1998 was $3,734 and $1,867, respectively.

NOTE 5 - DUE TO RELATED PARTIES

         Amounts due to related parties consist of the following: (1) $13,589 payable to a stockholder of Network; (2) $81,023 payable to a relative of the Network stockholder; and (3) $50,000 payable to a stockholder of Calvander.

NOTE 6 - COMMITMENTS AND OTHER INFORMATION

         Leases

         On September 15, 1998, Calvander entered into a three-year lease agreement with a third party for dedicated internet access. The lease provides for a minimum monthly billing of $3,594.

         Future minimum lease payments are as follows:


               Year Ending December 31,
               ------------------------

                        2000                      $   43,128
                        2001                          32,346
                                                  ----------

                                                  $   75,474
                                                  ==========

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 6 - COMMITMENTS AND OTHER INFORMATION

         Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily trade accounts receivable. Ongoing credit evaluations of customers' financial condition are performed and generally no collateral is required. The Company has not experienced any material losses in these transactions and maintains a reserve for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

         - The Calvander Corporation
         ---------------------------

         At December 31, 1999, five customers accounted for approximately 34%, 23%, 13%, 11% and 10%, respectively, of the accounts receivable balance. For the year ended December 31, 1999, three customers approximated 36%, 16% and 15%, respectively, of sales.

         - NetworkArts, Inc.
         -------------------

         At December 31, 1999, two customers accounted for approximately 26% and 25%, respectively, of the accounts receivable balance. For the year ended December 31, 1999, two customers approximated 15% and 27%, respectively, of sales. For the year ended December 31, 1998, one customer approximated 36% of sales.

NOTE 7 - SUBSEQUENT EVENTS

         NetworkArts, Inc.

         On March 20, 2000, the shareholders of Network amended the Articles of Incorporation to increase the number of shares authorized to 5,000,000.

         On March 22, 2000, Network effected a 100-to-1 stock split, thereby increasing the number of issued and outstanding shares to 1,000,000, and decreasing the par value of each share to $0.0001. All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 have been restated to reflect the stock split.

         On May 24, 2000, Network entered into a 50-month lease agreement for a new furnished facility in Chapel Hill, North Carolina. The lease requires minimal annual rent payments of $19.00 per square foot (7,778), with escalation clauses of 4% over the previous year's rent for years two, three and four. In addition, the lease requires $1.50 per square foot for the furniture. The lease expires on July 14, 2004.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 7 - SUBSEQUENT EVENTS (Continued)

         LetterPath, Inc.

         On February 8, LetterPath amended its articles of incorporation to increase its authorized shares of capital stock to 15,000,000. The total number of shares of preferred stock authorized shall total 5,000,000 and the total number of shares of common stock authorized shall total 10,000,000. The preferred stock shall be divided into series. The first series shall consist of 250,000 shares and is designated "Series A Preferred Stock". The remaining shares of preferred stock shall be issued from time to time in one or more series. The holders of Series A Preferred Stock shall be entitled to receive dividends at the rate per share equal to the dividend per share of common stock. The holders of Series A Preferred Stock shall have the right to exchange their shares in the event of any involuntary liquidation, dissolution or winding up of the affairs of LetterPath, and shall receive out of the net assets an amount equal to $5.00 per share. Each share of Series A Preferred Stock shall be convertible to such number of fully paid shares of common stock as is determined by dividing $5.00 by the conversion price in effect on the date written notice of conversion is given.

         On February 8, 2000, the shareholders and directors of LetterPath declared a dividend of 14.29982 shares of common stock on each share of common stock issued and outstanding, thereby increasing the number of shares of common stock to 1,529,982 from 100,000. The number of common shares issued and outstanding as of December 31, 1999 has been restated to reflect the stock dividend.

         On March 25, 2000, LetterPath entered into a stock purchase agreement with a shareholder of Calvander, whereby the shareholder of Calvander agreed to pay the shareholders of LetterPath an aggregate of $100,000 and to pay LetterPath the sum of $100,000. Upon receipt of these payments, the shareholders of LetterPath agreed to transfer an aggregate of 180,236 of their own common shares and LetterPath agreed to issue 270,332 common shares to the shareholder of Calvander. Thirty days after the first payment is made, the shareholder of Calvander agreed to pay the original shareholders of LetterPath an additional $100,000. LetterPath will also be paid two additional sums of $100,000 sixty and ninety days after the first payment is made under the stock purchase agreement.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



NOTE 7 - SUBSEQUENT EVENTS (Continued)

         Mergers

         During April of 2000, Calvander, Network and LetterPath entered into an interim merger agreement with Bravo.com Acquisition Corp. ("Bravo"), whereby the shareholders of Calvander will receive 3,100,000 shares of Bravo in exchange for all 1,500 shares of Calvander and the shareholders of Network will receive 1,000,000 shares of Bravo in exchange for all 1,000,000 shares of Network and the shareholders of LetterPath will receive 3,000,000 shares of Bravo in exchange for all 1,802,332 shares of LetterPath issued and outstanding as of that day.

         On May 10, 2000, Bravo entered into an agreement and plan of merger and sale of assets with Apple Homes Corporation ("Apple") and PlayRadio.Net Acquisition Corp. ("Radio"), whereby each share of common stock of Bravo and Radio shall be converted into one share of common stock of Apple. Bravo and Radio were incorporated on April 3, 2000 in the state of New York for the purpose of bringing together existing internet-related businesses. Bravo and Radio each consist of 10,000,000 shares of authorized, issued and outstanding common stock at $0.0001 par value. The separate existence of Bravo and Radio shall cease and Apple shall survive as the surviving corporation, governed under the laws of Delaware.

         In the event the merger with Apple is not completed by September 30, 2000, Calvander, Network, LetterPath and Bravo agreed to unwind the April 2000 merger.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                       INDEX TO COMBINED FINANCIAL REPORT
                                  (Unaudited)
                                 MARCH 31, 2000


                                                                     Page Nos.
                                                                     ---------

COMBINED BALANCE SHEET                                                  F-15
    At March 31, 2000


COMBINED STATEMENTS OF OPERATIONS                                       F-16
    For the Three Months Ended March 31, 2000 and 1999


COMBINED STATEMENTS OF STOCKHOLDERS'                                F-17 - F-18
    EQUITY (DEFICIENCY)
        For the Three Months Ended March 31, 2000
        For the Three Months Ended March 31, 1999


COMBINED STATEMENTS OF CASH FLOWS                                       F-19
        For the Three Months Ended March 31, 2000 and 1999


NOTES TO COMBINED FINANCIAL STATEMENTS                              F-20 - F-27


                                THE CALVANDER CORPORATION
                                    NETWORKARTS, INC.
                                    LETTERPATH, INC.
                                 COMBINED BALANCE SHEET
                                       (UNAUDITED)
                                    AT MARCH 31, 2000

                                         ASSETS
                                         ------

CURRENT ASSETS
  Cash                                                                          $  48,828
  Trade accounts receivable, net of allowances for doubtful accounts              106,546
  Prepaid expenses and other current assets                                         4,556
                                                                                ---------

    TOTAL CURRENT ASSETS                                                          159,930
                                                                                ---------

PROPERTY AND EQUIPMENT - at cost, net of  accumulated depreciation                197,330
                                                                                ---------

OTHER ASSETS
  Intangible assets, net of accumulated amortization                               47,109
                                                                                ---------

    TOTAL ASSETS                                                                $ 404,369
                                                                                =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                      $  96,010
  Due to related parties                                                          121,670
                                                                                ---------

    TOTAL CURRENT LIABILITIES                                                     217,680

LONG-TERM DEBT - RELATED PARTIES                                                   11,000
                                                                                ---------

    TOTAL LIABILITIES                                                             228,680
                                                                                ---------

COMMITMENTS AND OTHER MATTERS (Notes 5, 6 and 7)

STOCKHOLDERS' EQUITY
  Preferred stock - LetterPath, Inc.:  $0.001 par value; authorized 5,000,000
    shares; issued and outstanding -0- shares                                        --
  Common stock:
      The Calvander Corporation - $0.10 par value; authorized, issued and
         outstanding 1,500 shares                                                     150
      NetworkArts, Inc. - $0.0001 par value; authorized 1,000,000 shares;
         issued and outstanding 1,000,000 shares                                      100
      LetterPath, Inc. - $0.001 par value; authorized 10,000,000 shares;
         issued and outstanding 1,802,332 shares                                    1,802
  Additional paid-in capital                                                      481,619
  Due from shareholder                                                           (300,000)
  Accumulated deficit                                                              (7,982)
                                                                                ---------

    TOTAL STOCKHOLDERS' EQUITY                                                    175,689
                                                                                ---------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 404,369
                                                                                =========


See accompanying notes.

                                          F-15

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999



                                                             2000         1999
                                                           --------     --------

REVENUES                                                   $426,908     $ 62,998

COST OF REVENUES                                            144,080       34,682
                                                           --------     --------

    GROSS PROFIT                                            282,828       28,316

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                187,928       20,369
                                                           --------     --------

    NET INCOME                                             $ 94,900     $  7,947
                                                           ========     ========



See accompanying notes.


                                         THE CALVANDER CORPORATION
                                             NETWORKARTS, INC.
                                             LETTERPATH, INC.
                         COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                                (UNAUDITED)
                                 FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                                                       Retained
                                      Common Stock        Additional                   Earnings
                                 -----------------------    Paid-in     Due from     (Accumulated
                                   Shares       Amount      Capital    Shareholder      Deficit)      Total
                                 ----------   ----------   ----------  -----------    ----------    ----------
The Calvander Corporation:
--------------------------

Balance - December 31, 1999           1,500   $      150   $  155,000   $     --      $  (86,410)   $   68,740

Net income                             --           --           --           --          51,133        51,133
                                 ----------   ----------   ----------   ----------    ----------    ----------

Balance - March 31, 2000              1,500   $      150   $  155,000   $     --      $  (35,277)   $  119,873
                                 ==========   ==========   ==========   ==========    ==========    ==========


NetworkArts, Inc.:
------------------

Balance - December 31, 1999         910,000   $       91   $     --     $     --      $  (15,042)   $  (14,951)

Compensatory issuance of stock       90,000            9       15,991         --            --          16,000

Net income                             --           --           --           --          59,889        59,889
                                 ----------   ----------   ----------   ----------    ----------    ----------

Balance - March 31, 2000          1,000,000   $      100   $   15,991   $     --      $   44,847    $   60,938
                                 ==========   ==========   ==========   ==========    ==========    ==========


LetterPath, Inc.:
-----------------
                                  1,529,982   $    1,530   $      900   $     --      $   (1,430)   $    1,000
Balance - December 31, 1999

Issuance of stock                   272,350          272      309,728     (300,000)         --          10,000

Net loss                               --           --           --           --         (16,122)      (16,122)
                                 ----------   ----------   ----------   ----------    ----------    ----------

Balance - March 31, 2000          1,802,332   $    1,802   $  310,628   $ (300,000)   $  (17,552)   $   (5,122)
                                 ==========   ==========   ==========   ==========    ==========    ==========


Combined Totals                   2,803,832   $    2,052   $  481,619   $ (300,000)   $   (7,982)   $  175,689
                                 ==========   ==========   ==========   ==========    ==========    ==========


See accompanying notes.

                                                   F-17


                                 THE CALVANDER CORPORATION
                                     NETWORKARTS, INC.
                                     LETTERPATH, INC.
                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                        (UNAUDITED)
                         FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                                           Retained
                                          Common Stock       Additional    Earnings
                                     --------------------      Paid-in   (Accumulated
                                     Shares        Amount      Capital     Deficit)      Total
                                     ------        ------      -------     --------      -----
The Calvander Corporation:
--------------------------

Balance - December 31, 1998             --       $    --       $  --        $  --        $  --

Net income                              --            --          --           --           --
                                     -------     ---------     ------       -------      -------

Balance - March 31, 1999                --       $    --       $  --        $  --        $  --
                                     =======     =========     ======       =======      =======


NetworkArts, Inc.:
------------------

Balance - December 31, 1998          910,000     $      91     $  --        $(1,079)     $   988

Net income                              --            --          --          7,947        7,947
                                     -------     ---------     ------       -------      -------

Balance - March 31, 1999             910,000     $      91     $  --        $ 6,868      $ 6,959
                                     =======     =========     ======       =======      =======


LetterPath, Inc.:
-----------------

Balance - December 31, 1998             --       $    --       $  --        $  --        $  --
                                     -------     ---------     ------       -------      -------

Net income                              --            --          --           --           --
                                     -------     ---------     ------       -------      -------

Balance - March 31, 1999                --       $    --       $  --        $  --        $  --
                                     =======     =========     ======       =======      =======



See accompanying notes.

                                           F-18

                             THE CALVANDER CORPORATION
                                 NETWORKARTS, INC.
                                 LETTERPATH, INC.
                         COMBINED STATEMENTS OF CASH FLOWS
                                    (UNAUDITED)
                FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999



                                                                  2000         1999
                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $  94,900    $   7,947
  Adjustments to reconcile net income to net cash provided by operating activities:
        Compensatory issuance of stock                             16,000         --
        Depreciation and amortization                              12,857        8,322
        Provision for uncollectible accounts                        5,000         --
                                                                ---------    ---------

        Sub-total                                                 128,757       16,269

  Cash (used in) provided by:
    Accounts receivable                                           (33,277)       5,093
    Prepaid expenses and other current assets                      (3,690)        --
    Accounts payable and accrued liabilities                      (15,785)      (7,498)
                                                                ---------    ---------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                    76,005       13,864
                                                                ---------    ---------

CASH USED IN INVESTING ACTIVITIES
   Capital expenditures                                           (60,075)     (20,792)
                                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Decrease in notes payable to related parties                   (48,952)        --
   Increase in notes payable to related parties                    38,000            9
   Issuance of stock                                               10,000         --
                                                                ---------    ---------

      NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES            (952)           9
                                                                ---------    ---------

INCREASE (DECREASE) IN CASH                                        14,978       (6,919)

CASH - BEGINNING                                                   33,850        9,991
                                                                ---------    ---------

CASH - ENDING                                                   $  48,828    $   3,072
                                                                =========    =========

SUPPLEMENTAL INFORMATION:
-------------------------

  Cash paid during the year for:
    Interest                                                    $    --      $    --
                                                                =========    =========

    Income taxes                                                $    --      $    --
                                                                =========    =========


See accompanying notes.

                                       F-19

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 1 - BACKGROUND AND DESCRIPTION OF BUSINESS

         Basis of Combination

         The financial statements include the accounts of The Calvander Corporation, NetworkArts, Inc. and LetterPath, Inc. (the "Company"), which came under common control in April of 2000 as a result of the merger described in Note 7. All significant intercompany accounts and transactions have been eliminated in combination.

         The Calvander Corporation

         The Calvander Corporation ("Calvander") was incorporated in the state of Delaware on November 12, 1999. Calvander, doing business as "Catalogue.com", is a full-service web development and application service provider.

         In November of 1999, the shareholders of Calvander contributed the assets of a former corporation to Calvander. The net assets were valued at $155,000, which was recorded as additional paid-in capital. The former corporation operated a Web development business organized as Catalogue.com, Inc.

         Historical and pro forma financial information has not been provided for the three months ended March 31, 1999 because the contributed operations were co-mingled with other lines of business and separate financial information is unavailable.

         NetworkArts, Inc.

         NetworkArts, Inc. ("Network") was incorporated in the state of North Carolina on July 6, 1998. Network is an Internet Web Site development, management and hosting firm. Network acquired the assets of Signal Interactive, Inc. in July of 1998, thereby creating the goodwill on the books of Network.

         On March 20, 2000, the shareholders of Network amended the Articles of Incorporation to increase the number of shares authorized to 5,000,000.

         On March 22, 2000, Network effected a 100-to-1 stock split, thereby increasing the number of issued and outstanding shares to 1,000,000, and decreasing the par value of each share to $0.0001. All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 have been restated to reflect the stock split.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 1 - BACKGROUND AND DESCRIPTION OF BUSINESS (Continued)

         LetterPath, Inc.

         LetterPath, Inc. ("LetterPath") was incorporated on September 9, 1999 in the state of North Carolina. LetterPath is a development-stage company, which has not generated any revenue to date. LetterPath owns the rights to a patent-pending process for converting an e-mail message to a paper document formatted to the customer's specifications.

         On February 8, 2000, the shareholders and directors of LetterPath declared a dividend of 14.29982 shares of common stock on each share of common stock issued and outstanding, thereby increasing the number of shares of common stock to 1,529,982 from 100,000. The number of common shares issued and outstanding as of December 31, 1999 has been restated to reflect the stock dividend.

         On March 25, 2000, LetterPath entered into a stock purchase agreement with a shareholder of Calvander, whereby the shareholder of Calvander agreed to pay the shareholders of LetterPath an aggregate of $100,000 and to pay LetterPath the sum of $100,000. Upon receipt of these payments, the shareholders of LetterPath agreed to transfer an aggregate of 180,236 of their own common shares and LetterPath agreed to issue 270,332 common shares to the shareholder of Calvander. In addition, thirty days after the first payment is made, the shareholder of Calvander agreed to pay the original shareholders of LetterPath an aggregate of $100,000. LetterPath will also be paid two additional sums of $100,000 sixty and ninety days after the first payment is made under the stock purchase agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounts Receivable

         Accounts receivable have been adjusted for all known uncollectible accounts. An allowance for doubtful accounts has been provided aggregating $15,850 for Calvander and $ 5,000 for Network.

         Property and Equipment

         Depreciation is provided for using the straight-line method over the estimated useful lives of five to seven years.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Intangible Assets

         Intangible assets consist principally of goodwill, which is amortized on the straight-line method over 15 years. Goodwill represents the excess of the cost of a company acquired in July 1998 over the fair value of its net assets at the date of acquisition. Other intangible assets are being amortized on the straight-line method over five years.

         Stock-Based Compensation

         As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees". In accordance with the provisions of SFAS No. 123, the Company recorded compensation expense for options granted to non-employees during the three months ended March 31, 2000 at the fair value of services rendered.

         Revenue Recognition

         Fees for Web development, management and hosting services are recognized when earned.

         Income Taxes

         - The Calvander Corporation
         ---------------------------

         Calvander's tax loss for the year ended December 31, 1999 has been carried forward and is expected to be utilized during the year ending December 31, 2000.

         - NetworkArts, Inc.
         -------------------

         NetworkArts elected to be an "S" corporation for Federal and State tax purposes. In general, an "S" corporation does not pay a tax on its income since the shareholders are responsible for paying income taxes on the taxable income earned by the corporation. Accordingly, no Federal and State corporation taxes have been provided for Network. Pursuant to the April 30, 2000 merger discussed in Note 7, Network will lose its "S" corporation status. Accordingly, any accumulated deficit on the date of the merger will decrease the paid-in capital of the new entity.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes (Continued)

         - LetterPath, Inc.
         ------------------

         LetterPath had no operations during the year ended December 31, 1999 and incurred a loss during the three months ended March 31, 2000. A deferred tax asset has not been recorded as it has been estimated to be insignificant.

         Use of Estimates

         The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The carrying amounts of long-term debt approximate fair value due to the length of maturities, as well as borrowing rates currently available to the Company for bank loans with similar terms and maturities.

         Impairment of Assets

         The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                        The Calvander  NetworkArts,  LetterPath,
                                         Corporation      Inc.          Inc.
                                         -----------   -----------   ----------

          Office and computer equipment   $ 197,683     $ 113,230    $   4,290
          Office furniture and fixtures      22,685         1,367         --
                                          ---------     ---------    ---------
                                            220,368       114,597        4,290
          Accumulated depreciation         (106,679)      (35,246)        --
                                          ---------     ---------    ---------

                                          $ 113,689     $  79,351    $   4,290
                                          =========     =========    =========


         Depreciation expense recorded by NetworkArts, Inc. for the three months ended March 31, 2000 and 1999 was $9,017 and $7,855, respectively.

         Depreciation expense recorded by The Calvander Corporation for the three months ended March 31, 2000 was $2,907.

NOTE 4 - INTANGIBLE ASSETS

         Intangible assets consisted of the following:

                                              NetworkArts,    LetterPath,
                                                  Inc.           Inc.
                                              ------------    -----------

         Goodwill                               $ 52,446       $   --
         Other                                     1,187             10
                                                --------       --------
                                                  53,633             10
         Accumulated amortization                 (6,584)          --
                                                --------       --------

                                                $ 47,099       $     10
                                                ========       ========


         Amortization expense recorded by NetworkArts, Inc. for the three months ended March 31, 2000 and 1999 was $933 and $467, respectively.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 5 - RELATED PARTY TRANSACTIONS

         Amounts due from a shareholder totalling $300,000 arose from the March 25, 2000 stock purchase agreement entered into by LetterPath (see Note
         1).

         Amounts due to related parties consist of the following:


                                                                    NetworkArts     The Calvander
                                                                        Inc.         Corporation
                                                                    -----------      -----------

           Advance from shareholder                                   $  3,164        $ 25,473
           Advance from relative of shareholder                         81,023            --
           Two-year note payable to shareholders at 9% interest and
           equal monthly installments of $1,000 beginning April of
           2000; secured by certain computer equipment                  23,000            --
                                                                      --------        --------
                 Total                                                 107,187          25,473

           Less: Current portion due within 12 months                   96,187          25,473
                                                                      --------        --------
                 Long-Term Debt                                       $ 11,000        $   --
                                                                      ========        ========


         The two-year note payable to shareholders described above included an option to purchase common shares representing 4.5% of issued and outstanding stock at an exercise price equal to one month's principal payment. The option was exercised during March of 2000.

         Future minimum principal payments are as follows:


               Year Ending December 31,
               ------------------------

                       2000                         $   9,000
                       2001                            12,000
                       2002                             2,000
                                                    ---------

                                                    $  23,000
                                                    =========


         On a monthly basis, Calvander bills NetworkArts for internet access and hosting services. As of March 31, 2000 and for the three months then ended, the total billed aggregated $2,022 and has been eliminated in consolidation.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 6 - COMMITMENTS AND OTHER INFORMATION

         Leases

         On September 15, 1998, Calvander entered into a three-year lease agreement with a third party for dedicated internet access. The lease provides for a minimum monthly billing of $3,594.

         Future minimum lease payments are as follows:


              Year Ending December 31,
              ------------------------

                      2000                        $   32,346
                      2001                            32,346
                                                  ----------

                                                  $   64,692
                                                  ==========


         Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily trade accounts receivable. Ongoing credit evaluations of customers' financial condition are performed and generally no collateral is required. The Company has not experienced any material losses in these transactions and maintains a reserve for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

         - The Calvander Corporation
         ---------------------------

         At March 31, 2000, one customer accounted for approximately 49% of the accounts receivable balance and 37% of sales for the three months ended March 31, 2000. In addition, two other customers each approximated 17% of accounts receivable as of March 31, 2000, and 13% of sales for the three months ended March 31, 2000.

         - NetworkArts, Inc.
         -------------------

         At March 31, 2000, one customer accounted for approximately 67% of the accounts receivable balance and approximately 28% of its sales for the three months ended March 31, 2000. In addition, two other customers approximated 14% and 19% of sales for the three months ended March 31, 2000. For the three months ended March 31, 1999, the Company had three customers that approximated 14%, 18% and 24% of its sales, respectively.

                            THE CALVANDER CORPORATION
                                NETWORKARTS, INC.
                                LETTERPATH, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000



NOTE 7 - SUBSEQUENT EVENTS

         In April of 2000, Calvander, Network and LetterPath entered into an interim merger agreement with Bravo.com Acquisition Corp. ("Bravo"), whereby the shareholders of Calvander will receive 3,100,000 shares of Bravo in exchange for all 1,500 shares of Calvander and the shareholders of Network will receive 1,000,000 shares of Bravo in exchange for all 1,000,000 shares of Network and the shareholders of LetterPath will receive 3,000,000 shares of Bravo in exchange for all 1,802,332 shares of LetterPath.

         On May 10, 2000, Bravo entered into an agreement and plan of merger and sale of assets with Apple Homes Corporation ("Apple") and PlayRadio.Net Acquisition Corp. ("Radio"), whereby each share of common stock of Bravo and Radio shall be converted into one share of common stock of Apple. Bravo and Radio were incorporated on April 3, 2000 in the state of New York for the purpose of bringing together existing internet-related businesses. Bravo and Radio each consist of 10,000,000 shares of authorized, issued and outstanding common stock at $0.0001 par value. The separate existence of Bravo and Radio shall cease and Apple shall survive as the surviving corporation, governed under the laws of Delaware.

         In the event the merger with Apple is not completed by September 30, 2000, Calvander, Network, LetterPath and Bravo agreed to unwind the April 2000 merger.

         On May 24, 2000, Network entered into a 50-month lease agreement for a new furnished facility in Chapel Hill, North Carolina. The lease requires minimal annual rent payments of $19.00 per square foot (7,778), with escalation clauses of 4% over the previous year's rent for years two, three and four. In addition, the lease requires $1.50 per square foot for the furniture. The lease expires on July 14, 2004.

                                    ANNEX A


AGREEMENT AND PLAN OF MERGER AND SALE OF ASSETS


AGREEMENT AND PLAN OF MERGER AND SALE OF ASSETS (the "Agreement") is made this 10th day of May, 2000 among APPLE HOMES CORPORATION, a Delaware corporation ("Apple" or the "Surviving Corporation"), BRAVO.COM ACQUISITION CORP., a New York corporation ("Bravo") and PLAYRADIO.NET ACQUISITION CORP., a New York corporation ("Radio") (collectively, the "Constituent Corporations"), and APPLE HOMES CORPORATION, a Georgia corporation ("New Apple"),

WITNESSETH:

1. The Merger and Sale of Assets. The parties agree to undertake the following:

     a) The Merger. The Constituent Corporations shall merge into Apple in accordance with the applicable laws of New York and Delaware (the "Merger"). The Merger shall become effective on the day and at the time (the "Effective Date") that Certificates of Merger in the forms attached as Exhibits A-1 and A-2 are filed with the Secretary of State of Delaware and the Department of State of New York, respectively. As a result of the Merger,

          (i) The separate existence of Bravo and Radio shall cease and Apple shall survive as the Surviving Corporation, governed under the laws of Delaware.

          (ii) Each share of Common Stock of Bravo and Radio shall, by virtue of the Merger and without any action on the part of their holders, be converted into one share of Common Stock of Apple. The shares thus issued (the "Merger Shares") shall be represented by certificates issued on the Effective Date to the holders of record of the Constituent Corporations' shares outstanding on that Date. The Merger Shares will not be registered under the Securities Act of 1933 and will be deemed and treated for all purposes as "restricted securities" under Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to that Act.

          (iii) The Certificate of Incorporation of Apple, amended as provided in Exhibit A-1 to increase its authorized Common Stock to 60 million shares, $.002 par value per share and to change its name to Letterpath, Inc., shall continue in full force as the Certificate of Incorporation of the Surviving Corporation.

          (iv) The bylaws of Apple shall continue in full and effect as the bylaws of the Surviving Corporation.

           (v) The directors of Apple shall become, by virtue of the Merger, the following persons or such other persons as are hereafter designated by the Constituent corporations: Ed Tyler, David Cymrot, Nick Tsismenakis, Hiram Dixon Settle III, and Ray E. Shain.

          (vi) As the Surviving Corporation, Apple shall, by virtue of the Merger and without any further action on its part, (i) succeed to all of the assets of each of the Constituent Corporations and be vested with all of their respective rights, privileges, immunities, powers, franchises and authority, and (ii) assume and be obligated to pay and perform all of the debts, liabilities and duties of the Constituent Corporations, and all rights of creditors and all liens upon properties of the Constituent Corporations shall be preserved unimpaired and may be enforced against Apple to the same extent as if such liabilities and obligations had been incurred or contracted by it.

     b) Sale of Assets. On the Effective Date, (i) Apple shall sell to New Apple, and New Apple shall purchase from Apple all of Apple's existing assets and business, which are summarized in Exhibit B hereto, and
          (ii) New Apple shall assume and become liable to pay or perform all of Apple's contracts, liabilities and duties, other than the Apple Debentures and the Apple Warrants (as those terms are defined below), which contracts and obligations shall include but not be limited to those specified in Exhibit B (the "Sale of Assets"). As a purchase price for the Sale of Assets, New Apple shall pay to Apple $1.5 million, less the amount by which the cash and cash equivalents of Apple transferred to New Apple in the transaction total less than $800,000. New Apple agrees that upon completion of the Sale of Assets, it will honor the existing employment contracts of E. Samuel Evans and Laura H. Rollins and will either (i) continue to employ the other officers of Apple for a period of at least 90 days following the Effective Date, or (ii) pay them severance pay equal to their compensation for such 90 day period.

     c) Further Assurances. From time to time at the closing of and following the Merger and Sale of Assets, the parties will execute and deliver all such deeds, bills of sale, and other instruments and documents and take all such other actions as may be appropriate and necessary to vest or perfect in Apple all of the assets and business of the Constituent Corporations (including the stock of their subsidiaries referred to below) and to vest or perfect in New Apple all of the assets and business of Apple to be transferred in the Sale of Assets.

2. Approval of the Merger and Sale of Assets. The parties represent and covenant to each other as follows:

     a)   Apple represents that

          (i) this Agreement and the transactions contemplated hereby have been duly authorized and approved by its Board of Directors,

          (ii) E. Samuel Evans, President of Apple, has been duly authorized and directed to execute and deliver this Agreement on behalf of Apple,

          (iii) the execution and delivery of this Agreement does not and will not violate any law, rule or regulation, judgment or order of any court or governmental agency or agreement or obligation to which Apple is a party or by which it or its properties are bound or to create a lien on any such properties or a default under any such agreement or obligation, and

          (iv) this Agreement is valid, binding on and enforceable against Apple in accordance with its terms.

     b) The Constituent Corporations and New Apple jointly and severally represent that

          (i) this Agreement has been duly authorized and approved by their respective Boards of Directors and shareholders,

          (ii) the officer executing and delivering this Agreement on behalf of New Apple and each Constituent Corporation has been duly authorized and directed to do so on its behalf,

          (iii) the execution and delivery of this Agreement does not and will not violate any law, rule or regulation, judgment or order of any court or governmental agency or agreement or obligation to which New Apple or either Constituent Corporation is a party or by which it or its properties are bound or to create a lien on any such properties or a default under any such agreement or obligation, and

          (iv) this Agreement is valid, binding on and enforceable against New Apple and each Constituent Corporation in accordance with its terms.

     c)   Apple covenants that

          (i) it will promptly call a special meeting of its stockholders to be held on June 30, 2000 or as soon thereafter as is practicable (the "Stockholders Meeting") to approve this Agreement, the Merger and the Sale of Assets, and the Board of Directors of Apple will recommend that the Apple Stockholders approve them.

          (ii) it will promptly file with the Securities and Exchange Commission (the "Commission") a proxy statement for the Stockholders Meeting (the "Proxy Statement"). The Proxy Statement will comply in all respects with the rules of the Commission, and Apple will use it best efforts to cause the Proxy Statement to be approved by the Commission and sent to the Apple Stockholders as soon as possible.

     e) New Apple and the Constituent Corporations covenant that each will promptly deliver to Apple all such financial and other information concerning itself and its business and affairs as, in the reasonable judgment of Apple and its counsel, is required to be contained in the Proxy Statement in order to comply with the rules of the Commission.

     f) Apple, New Apple and the Constitute Corporations covenant that each will promptly notify the other parties if at any time before the Effective Date, any facts come to its attention that might make it necessary amendment of the Proxy Statement in order to make the statements contained therein not misleading or otherwise not in compliance with the rules of the Commission.

3.   Representations of Apple

     Apple represents that at the date of this Agreement and at the Effective Date,

     a) Apple is and will be a corporation duly organized and in good standing in Delaware and is and will be qualified to do business in the States of Georgia and South Carolina and in all other jurisdictions where its business or the location of its properties require such qualification. Apple's subsidiaries are listed in Exhibit B, which Exhibit indicates the ownership of Apple and all other stockholders in such subsidiaries. Each of such subsidiaries is and will be a corporation duly organized and in good standing in Georgia and is and will be qualified to do business in all jurisdictions where its business or the location of its properties require such qualification.

     b) Apple's authorized capital stock consists and will consist of 10 million shares of Common Stock, $.002 par value per share, of which 2,101,367 shares are presently issued and outstanding (the "Apple Stock"). It presently has issued and outstanding $412,500 in face amount of debentures ( the "Apple Debentures") convertible into a total of 208,500 shares of Apple Stock and 2,913,872 warrants (the "Apple Warrants"), each with the right to purchase one share of Apple Stock. Apple has and will have no other securities outstanding which give the holder thereof rights to acquire shares of Apple Stock.

     c) On completion of the Sale of Assets, its only asset will consist of the purchase price paid in such transaction, and its only liabilities will consist of its obligations under the Apple Debentures and the Apple Warrants.

     d) The Apple Stock is and will be registered under the Securities Exchange Act of 1934 and Apple is and will be in compliance with all reporting and other requirements of that Act.

     e) The Apple Debentures and Apple Warrants are and will be in full force and effect, and Apple is and will be in full compliance with their respective terms, except that the shares of Apple Stock issuable on exercise of the Apple Warrants have not been registered under the Securities Act of 1933 or the applicable laws of any state or jurisdiction and may not be lawfully issued until such registration is effectuated.

     f) The Apple Stock and Apple Warrants presently are and will be listed and qualified for quotation on the NASDAQ Bulletin Board.

     g) The Registration Statement on Form 10 Apple filed with the Commission which registered the Apple Stock under the 1934 Act (as amended to date, the "Form 10"), is and will be in full force and effect and, except as modified by the information contained in the Quarterly Reports on Form 10-Q for the periods ended on September 30, 1999 and December 31, 1999 and the information contained in Exhibit C hereto, the information contained in the Form 10 is and will be an accurate and complete description of Apple and its business and affairs, and does not and will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

4.   Representations of Constituent Corporations and New Apple

     The Constituent Corporations and New Apple jointly and severally represent that at the date of this Agreement and at the Effective Date,

     a) Each Constituent Corporation is and will be a corporation duly organized and in good standing in New York and is and will be qualified to do business in all other jurisdictions where its business or the location of its property require such qualification. New Apple is and will be a corporation duly organized and in good standing in Georgia and is and will be qualified to do business in all other jurisdictions where its business or the location of its property require such qualification. The subsidiaries of each Constituent Corporation (the "Constituent Subsidiaries") are listed in Exhibit D, and each subsidiary is wholly owned by such Constituent Corporation. Each of the Constituent Subsidiaries is and will be a corporation duly organized and in good standing in the state of its incorporation (which is stated in Exhibit D) and is and will be qualified to do business in all jurisdictions where its business or the location of its properties require such qualification.

     b) The authorized capital stock of each Constituent Corporation consists and will consist of 10 million shares of Common Stock, $.0001 par value per share, of which 10,000,000 shares of Bravo are presently issued and outstanding and 10,000,000 shares of Radio are issued and outstanding (the " Constituent Corporations' Stock"). The Constituent Corporations have and will have no other securities outstanding which give the holder thereof rights to acquire shares of the Constituent Corporations' Stock.

     c) The assets, liabilities and business of each Constituent Corporation and each Constituent Subsidiary are summarized in Exhibit D, which summary fairly presents the assets, liabilities, business and prospects of each such entity.

     d) The information provided by the Constituent Corporations and New Apple for the Proxy Statement concerning their business and affairs and the business and affairs of the Constituent Subsidiaries will be accurate and complete and will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

5. Actions of the Parties Pending the Merger and Sale of Assets. Apple covenants to New Apple and the Constituent Corporations, and New Apple and the Constituent Corporations jointly and severally covenant to Apple, that until the Merger and Sale of Assets is completed,

     a) Each party will (i) promptly provide the other parties hereto at least once each month with current financial and other relevant information concerning its business and affairs, (ii) answer all inquiries the other parties may reasonably make with respect to such information, and (iii) afford the other parties access to its books and records and facilities at such times (but not more than once each week and only during business hours) as the other parties may reasonably request for the purpose of completing their due diligence investigations as to such party and its business and affairs.

     b) Apple will not (i) amend the terms of the Apple Stock, the Apple Debentures or Apple Warrants or issue any further Apple Stock or any other securities convertible into or exercisable for Apple Stock except for Apple Stock issued on conversion of the Apple Debentures,
          (ii) amend its Certificate of Incorporation or bylaws or take any other action that would legally impair the Merger or the Sale of Assets or the resulting transfer of assets or business contemplated thereby, (iii) enter into or amend any existing transaction, contract or commitment to or with, or make any distributions or payments of any kind (whether by way of compensation, loan or otherwise) to any stockholder, officer, director, employee or agent of Apple or any relative or other person or entity associated with any of them, other than the payment of compensation at rates in effect at the date of this Agreement, or (iv) purchase, sell or dispose of, or encumber any stock of any Apple Subsidiary or any other material assets or contract any material liability or enter into or amend or terminate any material contract, commitment or transaction, except for sales and purchases of and loans made against inventory in the ordinary course of business.

     c) Neither of the Constituent Corporations nor any Constituent Subsidiary will (i) issue any further capital stock or any other securities convertible into or exercisable for capital stock, (ii) enter into or amend any existing transaction, contract or commitment to or with, or make any distributions or payments of any kind (whether by way of compensation, loan or otherwise) to any stockholder, officer, director, employee or agent of New Apple or any Constituent Corporation or any Constituent Subsidiary, or any relative or other person or entity associated with any of them, other than the payment of compensation at rates in effect at the date of this Agreement, or
          (iii) purchase, sell or dispose of, or encumber any stock of any Constituent Subsidiary or other material assets or contract any material liability or enter into any material contract, commitment or transaction except in the ordinary course of business.

6. Conditions to Closing. The following shall be conditions to closing of the Merger and the Sale of Assets, and if they have not been fulfilled, no party shall be required to complete either the Merger or the Sale of
     Assets:

     a) The stockholders of Apple shall have approved the Merger and the Sale of Assets in accordance with the laws of Delaware.

     b) The assets to be transferred by Apple in the Sale of Assets shall include not less than $600,000 in cash or cash equivalents.

     c) There shall have been no action taken or threatened by the Commission or any other governmental agency or court or any other third party to prevent or impair or modify the terms of the Merger or Sale of Assets, as contemplated by this Agreement.

     d) E. Samuel Evans and Bryce Batzer shall each have entered into agreements with Apple in the form of Exhibit E hereto that for a period of 120 days after the Effective Date he and members of their immediate families and trusts, corporations and other entities affiliated with him and them (his "Affiliates") will not sell any Apple Stock (but not Apple Warrants) held by him or them and that he and his Affiliates will thereafter together sell in any 30 day period thereafter not more of the Apple Stock held by him and them than shall be equal to or less than to 10% of the amount of such securities held by him and them at the date of this Agreement plus the amount of such securities he and they could have but did not sell prior to such period.

     e) E. Samuel Evans shall have been relieved of all obligations under his existing personal guarantees of debt and performance by Apple and the Apple subsidiaries, including the guarantees stated in Exhibit B.

     f) The representations of the parties herein shall be true in all material respects and all covenants of the parties herein shall have been complied with in all material respects.

     g) Neither Apple nor any of the Constituent Corporations nor the Constituent Subsidiaries shall have suffered any material adverse change in its business, assets, liabilities or prospects.

8. Indemnities. The parties agree to indemnify and hold the others harmless against the following claims, losses and expenses:

     a) Apple agrees to indemnify each Constituent Corporation, New Apple and their respective officers, directors, stockholders, employees and agents from and against and loss, expense or claim incurred or suffered by or made against any of them arising out any material breach by Apple of any of its covenants or obligations contained in this Agreement or any material misrepresentation made by Apple herein.

     b) The Constituent Corporations and New Apple jointly and severally agree to indemnify Apple and its officers, directors, stockholders, employees and agents from and against any loss, expense or claim incurred or suffered by or made against any of them arising out any material breach by either of the Constituent Corporations or New Apple of any of its covenants or obligations contained in this Agreement or any material misrepresentation made by any of them herein.

9.   General Provisions.

     a) This Agreement constitutes the entire agreement of the parties with respect to it subject matter. It shall be binding on and enure to the benefit of the parties' respective assigns and successors in interest, provided that no rights or obligations of any party may be assigned or delegated to any third party without the consent of the other parties.

     b) The parties may, with the mutual consent of their Boards of Directors and without the approval of their stockholders, amend or terminate this Agreement at any time up to and including the closing of the Merger and Sale of Assets, provided that no such amendment shall change the rate at which conversion of shares shall take place in the Merger or any other provision which may materially and adversely affect the rights and interest of the present holders of Apple Stock, without their prior consent.

     c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the laws of the State of New York.

     d) Notices, consents and other communications given under this Agreement shall be in writing and shall be deemed received when (i) delivered by hand and receipted for, (ii) one day after being sent by Federal Express or other similar courier, or five days after being mailed by certified mail to the party to receive the same and its counsel at the following address, or such other address as it shall given by notice given in accordance with this Section 9(d):

          (1)  if to Apple, 124 North Belair Road, Evans Georgia 30809

          (2) if to New Apple or either Constituent Corporation, One Cross Island Plaza, Suite LL6, Rosedale, NY 11422

               with copies to

          (3) Ray E. Shain, counsel to the Constituent Corporations and New Apple, 121 Custer Avenue, Williston Park, NY 11596-2302

          (4) Paul H. DeCoster, counsel to Apple, at Jackson & Nash, 330 Madison Avenue, New York NY 10017

          (5)  Charles M. O'Rourke, 2 Swenson Drive, Woodbury, NY 11797.

     d) As soon as possible after the signing of this Agreement, the parties will issue a press release or other public announcement substantially in the form of Exhibit F, with a copy to be sent to all Apple stockholders. Until such public announcement is made, the parties and their officers, directors, employees and agents will keep the existence and terms of this Agreement in confidence and not use such information for any purpose whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APPLE HOMES CORPORATION                        BRAVO.COM ACQUISITION CORP.
  (Of  Delaware)


By: /s/ E. Samuel Evans                        By: /s/ Thomas Kontogiannis
-----------------------                        ---------------------------
E. Samuel Evans, Pres.                         Thomas Kontogiannis, Pres.


PLAYRADIO.NET ACQUISITION CORP.                APPLE HOMES CORPORATION
(Of Georgia)


By: /s/ Robert Shatles                         By: /s/ Nick Tsismenakis
----------------------                         ------------------------
Robert Shatles, Pres.                          Nick Tsismenakis, Pres.

                                    ANNEX B

                                   SECTION 262

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof at the record date fixed to determine the stockhoiders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a nationai market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shail not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by I or more publications at least I week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)